-----------------------------------------------------------------


                                   $12,000,000


                                CREDIT AGREEMENT

                          dated as of November 13, 1997

                                      among


                          SANYO AUTOMOTIVE PARTS, LTD.,
                                ABS BRAKES, INC.,
                            QUALITY FIRST BRAKE, INC.
                                  as Borrowers,

                         BRAKE HEADQUARTERS U.S.A., INC.
                              as Parent Guarantor,

                           THE FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

                    NATIONAL BANK OF CANADA, NEW YORK BRANCH
                   as Issuing Bank and as Administrative Agent





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



                                TABLE OF CONTENTS

                  This table of contents has been provided for the convenience of the parties and does not constitute part of the Agreement to which it is attached.



                                                                                                               PAGE

ARTICLE 1                           DEFINITIONS...................................................................1

                  1.1               Defined Terms.................................................................1
                  1.2               Other Definitional Provisions................................................17

ARTICLE 2                           THE CREDIT FACILITY..........................................................18

                  2.1               The Loans....................................................................18
                  2.2               Procedure for Borrowing......................................................18
                  2.3               Extension of Commitment Period...............................................19
                  2.4               Procedure for Conversion and Continuation....................................20
                  2.5               Termination or Reduction of Commitments......................................20
                  2.6               Repayment of Loans...........................................................21
                  2.7               Evidence of Indebtedness.....................................................21
                  2.8               Optional and Mandatory Prepayments...........................................21
                  2.9               Interest Rates and Payment Dates.............................................22
                  2.10              The Letters of Credit........................................................23
                  2.11              Documentary Collections......................................................27
                  2.12              Fees.........................................................................27
                  2.13              Computation of Interest and Fees.............................................28
                  2.14              Pro Rata Treatment and Payments..............................................28
                  2.15              Overadvances.................................................................29
                  2.16              Obligations of Lenders.......................................................29

ARTICLE 3                           YIELD PROTECTION AND ILLEGALITY; TAXES.......................................30

                  3.1               Inability to Determine Interest Rate.........................................30
                  3.2               Illegality...................................................................30
                  3.3               Additional Costs; Capital Adequacy...........................................30
                  3.4               Taxes........................................................................32
                  3.5               Indemnity....................................................................33
                  3.6               Creditors' Obligation to Mitigate............................................34
                  3.7               Borrowers' Obligations Joint and Several.....................................34

ARTICLE 4                           REPRESENTATIONS AND WARRANTIES...............................................34

                  4.1               Organization, Powers, Compliance.............................................34
                  4.2               Capital Stock, Subsidiaries, Fiscal Year.....................................35
                  4.3               Authorization, Absence of Conflicts..........................................35






                  4.4               Binding Obligations..........................................................35
                  4.5               Financial Condition and Statements...........................................35
                  4.6               Taxes........................................................................36
                  4.7               Title to Properties..........................................................36
                  4.8               Proceedings..................................................................36
                  4.9               Labor Disputes; Collective Bargaining Agreements.............................36
                  4.10              Material Agreements and Licenses.............................................37
                  4.11              Intangible Assets............................................................37
                  4.12              Condition of Assets..........................................................37
                  4.13              No Defaults, Compliance With Laws............................................37
                  4.14              Indebtedness.................................................................37
                  4.15              Not an Investment Company or Regulated Company...............................38
                  4.16              Use of Loan Proceeds and Letters of Credit...................................38
                  4.17              Ranking of Loans.............................................................38
                  4.18              Burdensome Provisions........................................................38
                  4.19              ERISA........................................................................38
                  4.20              Environmental Matters........................................................39
                  4.21              Correct Information..........................................................40

ARTICLE 5                           CONDITIONS PRECEDENT.........................................................40

                  5.1               Conditions Precedent to Initial Credit Event.................................40
                  5.2               Conditions Precedent to Each Credit Event....................................43

ARTICLE 6                           COVENANTS....................................................................44

                  6.1               Corporate Existence, Properties..............................................44
                  6.2               Payment of Indebtedness, Taxes...............................................44
                  6.3               Financial Statements, Reports, etc...........................................45
                  6.4               Notice of Adverse Events and Significant Changes.............................47
                  6.5               Books and Records; Inspection................................................48
                  6.6               Insurance....................................................................48
                  6.7               Compliance with Laws.........................................................49
                  6.8               Environmental Laws...........................................................49
                  6.9               Use of Proceeds..............................................................49
                  6.10              Indebtedness.................................................................49
                  6.11              Liens........................................................................50
                  6.12              Contingent Liabilities.......................................................51
                  6.13              Mergers and Consolidations; Corporate Acquisitions...........................51
                  6.14              Acquisition and Disposition of Assets........................................52
                  6.15               Investments.................................................................52
                  6.16              Change in Nature of Business.................................................53
                  6.17              Transactions with Affiliates.................................................53
                  6.18              Restricted Payments..........................................................53
                  6.19              Subsidiaries.................................................................54
                  6.20              Leases.......................................................................54
                  6.21              Financial Covenants..........................................................54






                  6.22              Capital Expenditures.........................................................56
                  6.23              Compensation and Management Fees.............................................56
                  6.24              Change in Fiscal Year or Fiscal Quarters.....................................57
                  6.25              Maintenance of Account.......................................................57
                  6.26              Key-Man Policy...............................................................57

ARTICLE 7                           EVENTS OF DEFAULT............................................................57

                  7.1               Events of Default............................................................57
                  7.2               Waivers......................................................................60

ARTICLE 8                           THE ADMINISTRATIVE AGENT, THE DOCUMENTARY
                                    COLLECTION AGENT AND THE ISSUING BANK........................................60

                  8.1               Appointment of Administrative Agent..........................................60
                  8.2               Delegation of Duties.........................................................60
                  8.3               Exculpatory Provisions.......................................................60
                  8.4               Reliance by Administrative Agent.............................................61
                  8.5               Notice of Default............................................................61
                  8.6               Non-Reliance on Administrative Agent and Other Creditors.....................62
                  8.7               Indemnification of Administrative Agent, Documentary
                                    Collection Agent and Issuing Bank............................................62
                  8.8               Agents in Their Individual Capacity..........................................63
                  8.9               Successor Administrative Agent; Resignation of Documentary
                                    Collection Agent.............................................................63

ARTICLE 9                           MISCELLANEOUS................................................................63

                  9.1               Notices......................................................................63
                  9.2               Expenses, Indemnity..........................................................64
                  9.3               Amendments and Waivers.......................................................65
                  9.4               No Waiver; Cumulative Remedies...............................................66
                  9.5               Survival of Representations and Warranties...................................66
                  9.6               Successors and Assigns; Participations and Assignments.......................66
                  9.7               Adjustments; Set-off.........................................................68
                  9.8               GOVERNING LAW................................................................69
                  9.9               JUDICIAL PROCEEDINGS.........................................................69
                  9.10              WAIVER OF JURY TRIAL.........................................................69
                  9.11              Further Assurances...........................................................70
                  9.12              Integration Clause...........................................................70
                  9.13              Severability.................................................................70
                  9.14              Counterparts.................................................................70
                  9.15              Acknowledgments..............................................................70
                  9.16              Joint and Several Obligations................................................71

ARTICLE 10                          PARENT GUARANTEE.............................................................72







                  10.1              Guarantee....................................................................72
                  10.2              Agreement to Pay; Subordination..............................................73
                  10.3              Guarantee of Payment.........................................................73
                  10.4              No Discharge or Diminishment of Guarantee....................................73
                  10.5              Defenses of Borrowers Waived.................................................74

                                    SCHEDULES

                  Schedule I   -  Schedule of Commitments and Percentages
                  Schedule II  -  Schedule of Offices and Addresses for Notices
                  Schedule III -  Disclosure Schedule

                                                     EXHIBITS

                  Exhibit A   -     Form of Note
                  Exhibit B-1 -     Form of Notice of Borrowing
                  Exhibit B-2 -     Form of Notice of Conversion or Continuation
                  Exhibit C   -     Form of Extension Request
                  Exhibit D   -     Form of Security Agreement
                  Exhibit E   -     Form of Pledge Agreement
                  Exhibit F   -     Form of Subsidiary Guarantee
                  Exhibit G   -     Form of Opinion of Counsel
                  Exhibit H   -     Form of Borrowing Base Certificate
                  Exhibit I   -     Form of Assignment and Acceptance Agreement




            CREDIT AGREEMENT dated as of November 13, 1997, by and among SANYO AUTOMOTIVE PARTS, LTD., a New York corporation ("SANYO"), ABS BRAKES, INC., a New York corporation ("ABS"), QUALITY FIRST BRAKE, INC., a Delaware corporation ("QUALITY", and together with Sanyo and ABS, each, a "BORROWER" and collectively, the "BORROWERS"), BRAKE HEADQUARTERS U.S.A., INC., a Delaware corporation (the "PARENT GUARANTOR"), the financial institutions from time to time party hereto (each a "LENDER" and collectively the "LENDERS") and National Bank of Canada, New York Branch ("NBC"), as Issuing Bank (in such capacity, the "ISSUING BANK"), and as Administrative Agent for the Issuing Bank and the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :

            WHEREAS, the Borrowers have requested that the Lenders and the Issuing Bank extend credit to it in the form of revolving loans and letters of credit as provided below, and the Lenders and the Issuing Bank are willing to extend such credit on the terms and subject to the conditions specified below.

            NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS


            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following ------------- meanings:

            "ABS":  as defined in the Preamble.

            "ACCOUNTANT": as defined in Section 6.3(a).

            "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

            "AFFECTED LIBOR LOANS": all LIBOR Loans of a particular Type, which have been affected by the occurrence of any event specified in Section 3.1, 3.2 or 3.3.

            "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Unless the context otherwise requires, all references to Affiliates shall be deemed to be to Affiliates of the Parent Guarantor.

            "AGREEMENT": this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

            "AGGREGATE AVAILABLE COMMITMENTS": at any time, the aggregate amount of the Available Commitments of all the Lenders at such time.

            "AGGREGATE COMMITMENTS": at any time, the aggregate amount of the Commitments of all the Lenders at such time.

            "AGGREGATE EXPOSURE": at any time, the sum of (a) the aggregate principal amount of all Loans outstanding at such time, plus (b) the Aggregate LC Exposure at such time.

            "AGGREGATE LC EXPOSURE": at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the aggregate amount drawn under Letters of Credit for which the Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrowers.

            "ASSIGNEE":  as defined in Section 9.6(c).

            "ASSIGNMENT OF KEY MAN POLICY": as defined in Section 6.26.

            "AVAILABLE COMMITMENT": at any time, as to any Lender, the amount, if any, by which at such time (a) the lesser of (x) such Lender's Commitment or
(y) such Lender's Percentage of the Borrowing Base, exceeds (b) such Lender's Exposure.

            "BANK LEUMI": Bank Leumi Trust Company of New York, a New York State chartered trust company.

            "BANKRUPTCY CODE": the Bankruptcy Code of 1978, 11 U.S.C. Sec. 101 et seq., as amended from time to time.

            "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16%) equal to the greater of (a) the NBC Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. For purposes hereof "NBC BASE RATE" shall mean the rate of interest per annum established by NBC from time to time as a reference rate for short-term commercial loans in Dollars to U.S. corporate borrowers, as such rate is in effect on such day (which the Borrowers acknowledge is not necessarily NBC's lowest rate); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean the overnight cost of funds of NBC, as determined solely by NBC. Any change in the Base Rate due to a change in the NBC Base Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the NBC Base Rate or the Federal Funds Effective Rate.

            "BASE RATE LOAN": at any time, any Loan which bears interest at such time at a rate that is based upon the Base Rate.

            "BENEFITTED LENDER":  as defined in Section 9.7.

            "BORROWER" or "BORROWERS":  as defined in the preamble hereto.

            "BORROWING": the aggregate amount of all Loans of a particular Type made to the Borrowers on a particular Borrowing Date.

            "BORROWING BASE" means, at any time, an amount equal to:

                    (i) up to seventy-five percent (75%) of the aggregate amount owing at such time on all Eligible Receivables of the Borrowers and their Subsidiaries, plus

                    (ii) up to the lesser of (a) fifty-five percent (55%) of the aggregate value (at the lower of cost or market value) at such time of all Eligible Inventory of the Borrowers and their Subsidiaries or
            (b) $6,000,000, minus

                    (iii) such reserves (including environmental reserves), if any, as the Administrative Agent, in its sole discretion, may determine to be necessary or appropriate from time to time, minus

                    (iv) the aggregate amount of Unsubordinated Convertible Debt outstanding from time to time

            "BORROWING BASE CERTIFICATE":  as defined in Section 6.3(e).

            "BORROWING DATE": any Business Day on which a Loan is made to any Borrower.

            "BUSINESS":  as defined in Section 4.20(a).

            "BUSINESS DAY": a day (i) other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close and (ii) if such day relates to a LIBOR Loan, which is also a day on which dealings in eurodollar deposits are carried out between banks in the relevant interbank eurodollar market.

            "CALCULATION PERIOD": as defined in Section 6.21(b).

            "CALCULATION VALUE": as defined in Section 6.15(f).

            "CAPITAL EXPENDITURES": for any period, the aggregate amount of all expenditures, whether paid in cash or other assets or accrued as a liability (including the aggregate amount of all obligations under Capital Leases incurred during such period) made or to be made by the Borrowers or any of their respective Restricted Subsidiaries during such period to acquire or construct fixed or capital assets, plant and equipment (including any renewals, improvements and replacements thereof and all tooling costs, but excluding repairs), computed in accordance with GAAP.

            "CAPITAL LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

            "CASH COLLATERALIZE": with respect to any outstanding Letter of Credit, to deposit cash with the Administrative Agent in an amount equal to the undrawn amount of such Letter of Credit, as collateral security for the Borrowers obligations to reimburse the Issuing Bank or the Lenders, as the case may be, for any payment made by the Issuing Bank under or pursuant to such Letter of Credit.

            "CLOSING DATE": the date on which this Agreement shall have been executed by all the parties hereto.

            "CLOSING FEES":  as defined in Section 2.12(a).

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all assets of any Borrower or any Restricted Subsidiary which secure the Obligations from time to time, including all assets which constitute "Collateral", as such term is defined in any Security Document.

            "COMMITMENT": with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.1, and to issue or participate in Letters of Credit pursuant to Section 2.10, in the amount specified for such Lender in Schedule I, as such Lender's Commitment may be terminated or reduced from time to time in accordance with the provisions of this Agreement.

            "COMMITMENT PERIOD": the period from and including the date hereof to but excluding the Commitment Termination Date.

            "COMMITMENT TERMINATION DATE": November 13, 2000, such later date to which the Commitment Termination Date may be postponed pursuant to Section 2.3, or such earlier date on which the Commitments may terminate as provided herein.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

            "CONSOLIDATED EBITDA": as defined in Section 6.21(b).

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": as defined in Section 6.21(b).

            "CONSOLIDATED INTEREST COVERAGE RATIO": as defined in Section
6.21(b).

            "CONSOLIDATED INTEREST EXPENSE": as defined in Section 6.21(b).

            "CONSOLIDATED LEVERAGE RATIO": as defined in Section 6.21(b).

            "CONSOLIDATED NET INCOME": as defined in Section 6.21(b).

            "CONSOLIDATED TANGIBLE NET WORTH": as defined in Section 6.21(b).

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONVERTIBLE DEBENTURES": the 5% Convertible Debentures dated November 7, 1997, issued by Brake in the aggregate original principal amount of $1,000,000.

            "CONVERTIBLE NOTES": the 8% Convertible Non-Negotiable Promissory Notes dated November 6, 1997, issued by Brake in the aggregate principal amount of $600,000.

            "CORPORATE ACQUISITION": any transaction pursuant to which the Parent Guarantor, any Borrower or any of their respective Subsidiaries (a) acquires any Capital Stock (or warrants, options or other rights to acquire such Capital Stock) of any Person other than the Parent Guarantor, a Borrower or any Person which is then a Subsidiary of the Parent Guarantor, or (b) makes any Person a Subsidiary of the Parent Guarantor or a Borrower, or causes any such Person to be merged with or into the Parent Guarantor, a Borrower or any of their respective Subsidiaries, or (c) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person, or
(d) enters into an agreement, or acquires an option, to effect any of the foregoing transactions; provided, however, that the purchase of not more than 5% of the outstanding Capital Stock of any Person on a securities exchange or in the over-the-counter market shall not constitute a "CORPORATE ACQUISITION" hereunder.

            "CREDITOR": each Lender and the Issuing Bank, individually; and "Creditors" means the Lenders and the Issuing Bank, collectively.

            "CUSTOMARY CHARGES":  as defined in Section 2.12(c).

            "DEFAULT": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DISCLOSURE SCHEDULE": the Disclosure Schedule attached to this Agreement as Schedule III.

            "DOCUMENTARY COLLECTION AGENT": as defined in Section 2.11.

            "DOCUMENTARY COLLECTION FEE": as defined in Section 2.12(d).

            "DOLLARS": and "$": dollars in lawful currency of the United States of America.

            "DRAWING DATE":  as defined in Section 2.10(f).

            "EFFECTIVE DATE": the date on which all the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

            "ELIGIBLE INVENTORY" means, as of any date of determination, all Inventory of the Borrowers and their Subsidiaries:

                    (a)    that is of merchantable quality and fit for sale;

                    (b) to which a Borrower or a Subsidiary of a Borrower has good, marketable and undisputed title, free and clear of any Liens, other than Permitted Liens described in clauses (a),
                    (b) or (e) of Section 6.11; and

                    (c) in which the Administrative Agent holds a perfected first priority security interest for the benefit of the Lenders and the Issuing Bank;

                    provided, however, that there shall in any event be excluded from Eligible Inventory

                    (1)    Inventory which consists of work in process;

                    (2) any goods which are consigned or leased to a Borrower or a Subsidiary of a Borrower or are, for any reason, not owned by the Borrowers or their Subsidiaries;

                    (3) Inventory allocable to contracts with Governmental Authorities;

                    (4) goods in the possession of third-party processors (other than processors which have entered into collateral access agreements satisfactory to the Administrative Agent in favor of the Administrative Agent);

                    (5) all amounts which constitute supplies, general ledger material reserves, unamortized tooling, applied indirect overhead, reserves for progress payments, costs of procurement, engineering, manufacturing prototypes and program accounting;

                    (6) items which are obsolete or are not marketable in the ordinary course of business of the Borrowers and their Subsidiaries; and

                    (7) items which are determined by the Majority Lenders, in their reasonable discretion, to be ineligible for any other reason.

            "ELIGIBLE RECEIVABLE" means a Receivable of any Borrower or any Subsidiary of a Borrower in which the Administrative Agent holds a perfected first priority security interest for the benefit of the Lenders and the Issuing Bank and which meets each of the following requirements:

                    (1) such Receivable arose from a bona fide outright sale of goods or rendition of services by such Borrower or Subsidiary (and not consignments or "sale or return" transactions) and such goods have been shipped or services rendered to the respective account debtors;

                    (2) such Receivable is based on an enforceable order or
            contract for goods shipped or services rendered and such goods were delivered or such services were rendered in accordance with such order or contract;

                    (3) the amount shown as a Receivable on the relevant
            Borrower's or Subsidiary's books and any invoice or statement delivered to the Administrative Agent or any Lender is owing to such Borrower or Subsidiary and no partial payment has been made thereon by anyone;

                    (4) such Receivable is not subject to any discount, credit, rebate, allowance, set-off, reserve, chargeback, contra, claim of reduction, counterclaim, recoupment, or any claim for credit, allowances or adjustments by the account debtor on such Receivable known to any Borrower or any Subsidiary of a Borrower because of returned, inferior and/or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

                    (5) such Borrower or Subsidiary has good, marketable and
            undisputed title to such Receivable, free and clear of any Liens, other than Permitted Liens described in clauses (a), (b) or (e) of
            Section 6.11;

                    (6) such Receivable is unconditionally payable in Dollars
            and the obligations of the account debtor under such Receivable (i) are not evidenced by a promissory note or other negotiable instrument (except for any such note or instrument which has been pledged to the Administrative Agent for the benefit of the Lenders and the Issuing Bank) and (ii) are not in dispute and are not subject to any set-off or counter-claim;

                    (7) the account debtor on such Receivable (i) is not another
            Borrower, a Guarantor or another Affiliate of a Borrower and (ii) is not bankrupt or insolvent or the subject of receivership proceedings, and has not made an assignment for benefit of creditors or a composition with creditors;

                    (8) to the extent such Receivable is reflected in any
            Borrowing Base Certificate, the account debtor thereon has not as of the effective date of such Borrowing Base Certificate returned, or refused to retain, or asserted a right to return or refuse, any of the goods from the sale of which such Receivable or portion thereof arose;

                    (9) such Receivable is evidenced by an invoice dated the
            date that shipment, delivery or performance was made or rendered to the account debtor and, except for Receivables with respect to which a longer time is expressly permitted by the Administrative Agent in writing from time to time, such Receivable is not more than 120 days from invoice date or more than 60 days past due;

                    (10) the amount of such Receivable reported on a Borrowing
            Base Certificate as an Eligible Receivable excludes as of the date of such Borrowing Base Certificate (i) all partial or total payments received therefor, (ii) all chargeback billings, (iii) all finance charges, late charges or other service charges, (iv) any retainages agreed to by such Borrower or asserted by the account debtor thereon, (v) reversals of credits previously given to the account debtor thereon, or (vi) credits received from the account debtor thereon if the credit has been issued, aged or outstanding 90 days or more;

                    (11) such Receivable does not represent progress or contract billings;

                    (12) such Receivable does not arise out of a contract with or order from an account debtor which by its terms forbids or makes void or unenforceable the assignment of the Receivable arising with respect thereto;

                    (13) if the United States of America, any state, territory, county or municipality, or any agency, department or instrumentality thereof, is the account debtor with respect to such Receivable, such Borrower or Subsidiary shall have duly assigned its rights to payment thereon to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, or any similar state or local statute or regulation; and

                    (14) either (i) the account debtor on such Receivable is a resident of the United States of America or the Commonwealth of Puerto Rico, an entity organized under the laws of the United States of America or the Commonwealth of Puerto Rico or any political subdivision thereof, or an office or branch located in the United States of America or the Commonwealth of Puerto Rico of an entity organized under the laws of another country, or (ii) such Receivable is backed by a letter of credit in form and issued by a bank satisfactory to the Administrative Agent or is credit-insured pursuant to a policy in form and issued by an insurer satisfactory to the Administrative Agent.

                    (15) such Receivable is not deemed ineligible, and the
            account debtor thereon is not deemed unacceptable, by the Majority Lenders in their absolute discretion for any other reason;

            "ENVIRONMENTAL COSTS": any and all costs or expenses (including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any Person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

            "ENVIRONMENTAL LAWS": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

            "EVENT OF DEFAULT": any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "EXISTING CREDIT AGREEMENTS": [DESCRIBE EXISTING CREDIT AGREEMENTS WITH CHASE AND BANK LEUMI].

            "EXPOSURE": with respect to any Lender at any time, the sum of (c) the aggregate principal amount of all Loans of such Lender outstanding at such time, plus (d) such Lender's LC Exposure at such time.

            "EXTENSION REQUEST": as defined in Section 2.3.

            "FEE": each of the Closing Fees, the Letter of Credit Fees, the Customary Charges, the Documentary Collection Fee, the Modification Fee, and the Overadvance Fee; and "FEES" means all of the foregoing, collectively.

            "FIFTEEN INC.": Fifteen Inc., a wholly-owned Subsidiary of Quality that is organized under the laws of the State of New York.

            "FINANCIAL COVENANTS": the covenants set forth in Sections 6.20,
6.21 and 6.22.

            "FORMER PLAN": any employee benefit plan in respect of which the Borrowers or a Commonly Controlled Entity could incur liability because of
Section 4069 or Section 4212(c) of ERISA.

            "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, consistently applied; provided, however, that for purposes of determining compliance with the Financial Covenants, the term "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date of this Agreement, applied on a basis consistent with their application in the preparation of the financial statements referred to in Section 4.5.

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTEE OBLIGATION": of or by any Person shall mean any obligation, contingent or otherwise, of such Person, guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, and any other contract which, in economic effect, is substantially equivalent to a guarantee; provided, however, that the term "Guarantee Obligation" shall not include endorsements for collection or deposit of instruments in the ordinary course of business.

            "GUARANTOR": the Parent Guarantor and each Sub sidiary Guarantor; and "GUARANTORS" means the Parent Guarantor and the Subsidiary Guarantors, collectively.

            "HAZARDOUS SUBSTANCES": any and all wastes, materials and substances, whether solid, liquid or gaseous, (i) defined as "hazardous substances" or "toxic substances" in any Environmental Law, (ii) otherwise protected against by any Environmental Law, or (iii) the discharge, spillage, uncontrolled loss, seepage or filtration of which constitutes a violation of any Environmental Law, including, without limitation, radioactive waste, asbestos, asbestos-containing materials, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum products and by-products and oil.

            "INDEBTEDNESS": of any Person at any date (a) all indebtedness, liabilities and obligations of such Person for borrowed money (including, in the case of the Borrowers, indebtedness hereunder), (b) all indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) the undrawn amount of all letters of credit issued for the account of such Person (including, in the case of the Borrowers, the Letters of Credit) and (without duplication) all drafts drawn thereunder, (f) all indebtedness of such Person for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (g) all obligations of such Person, contingent or otherwise, under or in respect of any interest rate swap, cap or collar agreement, any currency exchange rate swap agreement, or similar arrangement between such Person and a bank or other financial institution providing for the transfer or mitigation of interest or exchange risks either generally or under specific contingencies, (h) all indebtedness or obligations of the types referred to in the preceding clauses
(a) through (g) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (i) all Guarantee Obligations of such Person, in each case determined as at such date, without duplication and in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any Partnership in which such Person is a general partner, unless such partnership Indebtedness is without recourse to such general partner. The term "Indebtedness", when used with respect to any Person, shall include all liabilities and obligations of such Person in respect of any of the items specified above, irrespective of whether GAAP requires that such liabilities and obligations be reported as indebtedness on such Person's financial statements or whether such Person actually reports such liabilities and obligations as indebtedness on its financial statements.

            "INDEMNITEE": as defined in Section 9.2(b).

            "INELIGIBLE FINANCIAL INSTITUTIONS": any banks or other financial institutions, other than (a) the Lenders and (b) banks or other financial institutions which have executed and delivered to the Administrative Agent letter agreements in form and substance reasonably satisfactory to the Administrative Agent, acknowledging the security interest of the Administrative Agent in any funds or credit balances maintained by them for the account of the Parent Guarantor, any Borrower or any Restricted Subsidiary, agreeing to block such accounts and wire all cash balances to the Administrative Agent upon demand by the Administrative Agent following the occurrence of an Event of Default hereunder, and limiting their set-off rights in a manner satisfactory to the Administrative Agent.

            "INTEREST PERIOD": with respect to any LIBOR Loan, the period commencing on the borrowing or conversion date of such LIBOR Loan, or on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan, as the case may be, and ending one, two or three months thereafter, as selected by the relevant Borrower in its notice of borrowing, conversion or continuation, as the case may be, given with respect thereto; provided, however, that:

                    (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                    (b) no Interest Period may extend beyond the Commitment
            Termination Date; and

                    (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the relevant subsequent calendar month) shall end on the last Business Day of the relevant subsequent calendar month.

            "INVENTORY": with respect to any Person, all goods and other personal property owned by such Person which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business, or in the processing, packaging or shipping of the same, and all finished goods, including all inventory as defined in
Section 9-109(4) of the UCC.

            "GILFORD": Gilford Securities Incorporated.

            "INVESTMENT ACCOUNT": as defined in Section 6.15.

            "INVESTMENTS":  in any Person means:

                    (i) the purchase or acquisition (whether for cash, property, services or securities or otherwise, and whether structured as an acquisition or as a merger or consolidation or otherwise) of any share of Capital Stock, any bond, note, debenture or other evidence of indebtedness, or any other security, issued by such Person, or of any partnership or other ownership interest in such Person, or any binding obligation or option to make such purchase or acquisition,

                    (ii) any loan, advance, or extension of credit to, any
            deposit with, and any contribution to the capital of, such Person, and any commitment to make such loan, advance, extension of credit, deposit or contribution to capital,

                    (iii) any Guarantee Obligation, or other contingent
            obligation, with respect to Indebtedness or other liability of such Person, and

                    (iv) any purchase of all or any integral part of the
            business of such Person or assets comprising such business or part thereof, and any binding obligation or option to make such purchase;

provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms and other investments in accounts, contract rights and chattel paper arising or acquired in the ordinary course of business or (b) stock or other securities acquired in connection with the satisfaction or enforcement of debts or claims due or owing or as security for any such debts or claims, provided that such debts or claims were not created for the purpose of or with a view to acquiring such stock or other securities.

            "ISSUING BANK":  as defined in the preamble hereto.

            "KEY MAN POLICY": as defined in Section 6.26.

            "LC APPLICATION":  as defined in Section 2.10(c).

            "LC DISBURSEMENT": any payment or disbursement made by the Issuing Bank under or pursuant to a Letter of Credit.

            "LC EXPOSURE": with respect to any Lender at any time, such Lender's Percentage of the Aggregate LC Exposure.

            "LENDER" and "LENDERS":  as defined in the preamble hereto.

            "LETTER OF CREDIT" and "LETTERS OF CREDIT": as defined in Section 2.10(a).

            "LETTER OF CREDIT FEE": as defined in Section 2.12(b); and "LETTER OF CREDIT FEES" means the Letter of Credit Fees payable with respect to all the Letters of Credit issued hereunder from time to time, collectively.

            "LIBO BASE RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan, (a) the offered rate of Dollar deposits for a period comparable to such Interest Period to leading banks in the London interbank market which appears on the Telerate Access Service Page 3750 (British Bankers Association Interest Settlement Rates) provided by Dow Jones Telerate, Inc. two Business Days prior to the first day of such Interest Period or (b) if no such offered rate appears on the Telerate Access Service page 3750 on the relevant date, the rate per annum quoted at approximately 11:00a.m. London time by the principal London branch of National Bank of Canada two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBOR Loan which shall be made by National Bank of Canada and shall be outstanding during such Interest Period.

            "LIBOR LOAN": at any time, any Loan which bears interest at such time at a rate which is based upon the LIBO Rate.

            "LIBO RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBO Base Rate
                   ------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "LIEN": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

            "LOAN" and "LOANS": as defined in Section 2.1(a).

            "LOAN DOCUMENTS": this Agreement, the Note, the Security Documents, the LC Applications, the Subsidiary Guarantee, and any other instruments or documents relating hereto or thereto.

            "LOSSES": as defined in Section 9.2(b)(i).

            "MAJORITY LENDERS": at any time, Lenders who have Percentages which total at least 66%.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrowers taken as a whole or their ability to perform their respective obligations under this Agreement or any other Loan Document or (b) the validity or enforceability (against any Borrower) of this Agreement or any other Loan Document, or any of the rights or remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder or thereunder.

            "MATERIAL ENVIRONMENTAL AMOUNT": any amount payable by any Borrower, the Parent Guarantor and/or any Restricted Subsidiary in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, that could have a Material Adverse Effect.

            "MINIMUM CAPITAL REQUIREMENT": as defined in Section 6.21(b).

            "MODIFICATION FEE": as defined in Section 2.12(e).

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NBC":  as defined in the preamble.

            "NBC BASE RATE": as set forth in the definition of the term "Base Rate".

            "NEW EQUITY ISSUANCES": all issuances by Brake after the date hereof of common stock or warrants, options or other rights to acquire common stock (but excluding any debt security that is convertible into or exchangeable for common stock).

            "NOTE":   as defined in Section 2.7(b).

            "NOTICE OF BORROWING":  as defined in Section 2.2(a).

            "NOTICE OF CONVERSION OR CONTINUATION": as defined in Section
2.4(a).

            "OBLIGATIONS": all indebtedness and other liabilities and obligations of the Borrowers or any Guarantor hereunder or under any other Loan Document including, without limitation, (i) the obligation to repay the Loans in full when due, (ii) the obligation to pay interest on the Loans at the rates and on the dates specified herein, (iii) the obligation to pay the Fees in full when due at the rates and on the dates specified herein, (iv) the obligation to reimburse the Issuing Bank in full for any payment made by it under a Letter of Credit as provided herein or in the relevant LC Application, (v) the obligation to Cash Collateralize the Letters of Credit as provided herein, (vi) the obligation to indemnify the Administrative Agent, the Issuing Bank and the Lenders as provided herein or in any other Loan Document, (vii) the obligation to pay costs and expenses as provided herein or in any other Loan Document, and
(viii) the obligation to pay all other amounts specified herein or in any other Loan Document.

            "OBLIGOR": each Borrower and each Guarantor; and "OBLIGORS" means the Borrowers and the Guarantors, collectively.

            "OTHER TAXES":  as defined in Section 9.2(a).

            "OVERADVANCE":  as defined in Section 2.14(a).

            "OVERADVANCE FEE":  as defined in Section 2.12(f).

            "PARENT GUARANTOR":  as defined in the preamble.

            "PARTICIPANTS":  as defined in Section 9.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

            "PERCENTAGE": as to any Lender at any time, (a) so long as any Commitments are in effect, the percentage set forth opposite such Lender's name in the column entitled "Percentage" on Schedule I, as such schedule may be amended from time to time and (b) after the Commitments have been canceled or terminated, have been reduced to $0 or have expired, the percentage of the aggregate principal amount of all Loans then outstanding represented by the aggregate outstanding principal amount of such Lender's Loans. Each Lender's Percentage shall initially be equal to the percentage of the Aggregate Commitments represented by such Lender's Commitment as of the Closing Date and shall be changed from time to time to reflect any changes in the relative sizes of the Lenders' respective Commitments, whether by reason of assignments, permitted non-pro rata repayments of the Loans, or otherwise. The Administrative Agent is hereby authorized to amend Schedule I from time to time to the extent necessary to reflect any such changes, and the Schedule shall be deemed to have been amended automatically, without the need for any action by the Administrative Agent, to reflect any such changes recorded in the Register.

            "PERMITTED LIENS": the Liens described in clauses (a) through (i) of
Section 6.11.

            "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PLAN": any employee benefit plan which is covered by ERISA and in respect of which the Borrowers or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

            "POST-DEFAULT RATE": (i) with respect to the outstanding principal amount of any Loan, a rate per annum equal to the rate otherwise applicable to such Loan under Section 2.9, plus two percent (2%), and (ii) with respect to interest, fees or other amounts that are not paid when due, a rate per annum equal to the Base Rate in effect from time to time, plus two percent (2%), changing as and when the Base Rate changes.

            "PROPERLY CONTESTED":  as defined in Section 6.2.

            "PROPERTIES":  as defined in Section 4.20(a).

            "QUALITY":  as defined in the preamble hereto.

            "RECEIVABLE" means any right, now existing or hereafter arising, of a Borrower to payment for goods sold or for services rendered which constitutes an account receivable of such Borrower under GAAP.

            "REGISTER":  as defined in Section 9.6(d).

            "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043 or any successor regulation thereto.

            "REQUIREMENT OF LAW": as to any Person, the articles or certificate of incorporation, declaration of trust, partnership agreement and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

            "RESPONSIBLE OFFICER": with respect to any Person, the president or chief financial officer of such Person or, only with respect to any certification of incumbency of any officer or any resolutions or other matters of corporate authorization or governance, the secretary of such Person.

            "RESTRICTED PAYMENT": with respect to any Person, (i) the declaration or payment by such Person of any dividend (excluding dividends payable solely in Capital Stock of such Person) or any other distribution on any share of the Capital Stock of such Person, (ii) the purchase, redemption or retirement by such Person of any share of any of such Person's Capital Stock,
(iii) any payment by such Person resulting in the reduction of the capital of such Person, and (iv) the payment by such Person of any amount, including principal and interest, of subordinated indebtedness of such Person.

            "RESTRICTED SUBSIDIARY": (i) each Subsidiary of the Parent Guarantor which (x) is not a Subsidiary of a Borrower, (y) has been designated by the Parent Guarantor as a "Restricted Subsidiary" and (z) has complied with the requirements of Section 6.19(b) and (ii) each Subsidiary of a Borrower.

            "SANYO":  as defined in the preamble.

            "SEC": the United States Securities and Exchange Commission or any successor thereto.

            "SECURITY AGREEMENT": as defined in Section 5.1(a)(iii).

            "SECURITY DOCUMENTS": collectively, the Security Agreement, the Pledge Agreement (including, in each case, any supplements thereto executed by an additional grantor, debtor or pledgor), the Assignment of Key Man Policy, and each financing statement or other document executed, filed or recorded in connection therewith; and "SECURITY DOCUMENT" means each of the foregoing, individually.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "SOLVENT" and "SOLVENCY": with respect to any Person on a particular date, the condition that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "SUBORDINATED INDEBTEDNESS": all Indebtedness of the Borrowers which is subordinated to the Obligations by an instrument in writing satisfactory in form and substance to the Administrative Agent.

            "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; and "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity all of whose shares of stock or other ownership interests are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiaries shall be deemed to be to direct or indirect Subsidiaries of the Parent Guarantor.

            "SUBSIDIARY GUARANTEE":  as defined in Section 5.1(a)(v).

            "SUBSIDIARY GUARANTOR": each Subsidiary that executes the Subsidiary Guarantee or becomes a party thereto pursuant to a Supplement (as such term is defined therein).

            "TAXES":  as defined in Section 3.4(a).

            "THIRTY-NINE INC.": Thirty-Nine Inc., a wholly-owned Subsidiary of Quality that is organized under the laws of the State of New York.

            "THIRTY-THREE INC.": Thirty-Three Inc., a wholly-owned Subsidiary of Quality that is organized under the laws of the State of New York.

            "TRANSFEREE":  as defined in Section 9.6(g).

            "TYPE": as to any Loan or portion thereof, its nature as a Base Rate Loan or a LIBOR Loan.

            "UCC": the Uniform Commercial Code as adopted in New York and from time to time in effect.

            "UNDERFUNDING": an excess of the present value of all accumulated benefits under a Plan (based on those assumptions used to fund such Plan), over the aggregate market value of the assets of such Plan allocable to such accumulated benefits, determined in each case as of the most recent annual valuation date.

            "UNRESTRICTED SUBSIDIARY": each Subsidiary of the Parent Guarantor that is not a Restricted Subsidiary.

            "UNSUBORDINATED CONVERTIBLE DEBT": the aggregate amount of Indebtedness evidenced by the Convertible Notes and the Convertible Debentures that does not constitute Subordinated Indebtedness.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.
            (b) As used herein, in the other Loan Documents, and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms which are not defined in Section 1.1 and accounting terms which are partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and the words "this Agreement" refer to this Credit Agreement, together with all schedules and exhibits hereto, as amended, restated, modified or supplemented from time to time.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

            (f) The Table of Contents and Article, Section, Schedule and Exhibit headings used in this Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Agreement.

            (g) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns,
(ii) to any Requirement of Law defined or referred to herein shall be deemed references to such Requirement of Law or any successor Requirement of Law as the same may have been or may be amended or supplemented from time to time, and (iii) to any Loan Document or other document or agreement defined or referred to herein shall be deemed to refer to such Loan Document or other document or agreement (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

            (h) Unless otherwise specified, all references to times of day shall be to New York, New York times.

            (i) Unless otherwise specified, the term "including", whenever used in this Agreement or any other Loan Document, shall be deemed to mean "including without limitation".

            (j) Unless otherwise specified, all references to fiscal years and fiscal quarters shall be to fiscal years and fiscal quarters of the Parent Guarantor and the Borrowers.

            (k) Each authorization in favor of the Administrative Agent, the Issuing Bank or any Lender granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.



                                    ARTICLE 2
                               THE CREDIT FACILITY


            2.1     The Loans.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "LOAN" and, collectively, the "LOANS") to the Borrowers on a joint and several basis from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not exceeding such Lender's Commitment; provided, however, that no Loan shall be made by any Lender hereunder if, after giving effect thereto, (i) such Lender's Exposure would exceed such Lender's Commitment or (ii) the Aggregate Exposure would exceed the Aggregate Commitments or (iii) except as specified in Section 2.14, the Aggregate Exposure would exceed the Borrowing Base then in effect.

            (b) Subject to the terms and conditions of this Agreement, during the Commitment Period the Borrowers may borrow from the Lenders pursuant to this
Article 2, repay or prepay pursuant to Section 2.8 (subject to the provisions of Section 3.5) and reborrow pursuant to this Article 2 up to the amount of the Aggregate Commitments then in effect by means of Base Rate Loans or LIBOR Loans; provided that no Loan shall be made hereunder as a LIBOR Loan after the day that is one month prior to the Commitment Termination Date.

            2.2     Procedure for Borrowing.

            (a) Any Borrower may borrow hereunder during the Commitment Period on any Business Day, provided that such Borrower or Sanyo on its behalf shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (i) prior to 12:00 noon on the requested


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



Borrowing Date with respect to Base Rate Loans and (ii) prior to 12:00 noon on the date three Business Days prior to the requested Borrowing Date with respect to LIBOR Loans), which notice shall be substantially in the form of Exhibit B-1 and shall be duly completed by such Borrower or Sanyo (each, a "Notice of Borrowing"). Each Notice of Borrowing given to the Administrative Agent by any Borrower or by Sanyo on behalf of any Borrower shall be deemed given by all the Borrowers jointly and severally. Each Borrowing consisting of LIBOR Loans shall be in an amount equal to $1,000,000 or any greater amount that is a whole multiple of $100,000 and, except for Borrowings under Section 2.2(b), each Borrowing consisting of Base Rate Loans shall be in an amount equal to $25,000 or any greater amount that is a whole multiple of $10,000 (or, if the Aggregate Commitments on the requested Borrowing Date are less than $25,000 or a whole multiple of $10,000, such lesser amount). If the Type of the requested Loans is not specified in a Notice of Borrowing, then such Loans shall be made as Base Rate Loans. If no Interest Period is specified with respect to any requested LIBOR Loans in a Notice of Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Upon receipt of any such notice from a Borrower or the Parent Guarantor, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Percentage of each Borrowing available to the Administrative Agent for the account of the relevant Borrower in Dollars and in immediately available funds at the office of the Administrative Agent at 125 West 55th Street, New York, New York 10019, prior to 1:00 p.m. on the requested Borrowing Date. The Administrative Agent shall make the amounts received by it from the Lenders available to the relevant Borrower on the requested Borrowing Date by crediting such amounts to the account maintained by such Borrower with the Administrative Agent.

            (b) Each authorization given by a Borrower to the Documentary Collection Agent, with notice of such authorization being simultaneously given to the Administrative Agent, to pay a draft presented to it by a supplier of such Borrower relating to a shipment of Inventory to such Borrower shall constitute delivery by such Borrower of a request for a Borrowing of Base Rate Loans in an aggregate principal amount equal to the amount of such draft to be made on the date on which such draft is payable. If the making of such Base Rate Loan would cause the Aggregate Exposure to exceed the lesser of the Aggregate Commitments or the Borrowing Base then in effect, then the Documentary Collection Agent is authorized, in its sole discretion, to debit the Borrower's account in the amount of such draft. Nothing contained in this Agreement shall be deemed to require the Documentary Collection Agent to extend any credit to the Borrower in connection with the performance of documentary collection services, whether by means of overdrafts or otherwise (other than in its capacity as a Lender hereunder), and the Documentary Collection Agent shall not extend any such credit without the prior written consent of all the Lenders.

            2.3     Extension of Commitment Period.

            The Commitment Period may be extended by the Lenders, in their sole discretion, at the request of the Borrowers, for one or more additional twelve-month periods in accordance with the provisions of this Section 2.3. If the Borrowers wishes to extend the Commitment Period for an additional 12-month period, they shall deliver to the Administration Agent a written request for such extension substantially in the form of Exhibit B-3 (an "Extension Request") at least 90 days prior to the Commitment Termination Date then in effect. If all the Lenders consent in writing to such extension within 30 days after receipt of an Extension Request, then the Commitment Period shall be extended for an additional twelve-month period beyond the Commitment Termination Date then in effect. If any Bank fails to affirmatively indicate its consent to such extension in writing within such 30-day period, it shall be deemed not to have consented to such extension. No Bank shall have any obligation whatsoever to consent to any extension of the

Commitment Period and it may withhold its consent in its sole and absolute discretion. In no event shall the Commitment Period be extended unless all the Lenders affirmatively indicate their consents thereto in writing in accordance with this Section 2.3.

            2.4     Procedure for Conversion and Continuation.

            (a) Each Borrower may elect from time to time to convert outstanding Loans from one Type to another by giving, or causing the Parent Guarantor to give, to the Administrative Agent irrevocable written notice of such election
(i) at least one Business Day prior to the proposed conversion date, in the case of conversion of Loans of another Type into Base Rate Loans and (ii) at least three Business Days prior to the proposed conversion date, in the case of conversion of Loans of another Type into LIBOR Loans, which notice shall be substantially in the form of Exhibit B-2 and shall be duly completed (each, a "Notice of Conversion or Continuation"); provided, however, that any conversion of LIBOR Loans into Loans of another Type may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. If such notice fails to specify the length of the initial Interest Period or Interest Periods therefor, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrowers that such conversion option is no longer available, (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Commitment Termination Date, and (iii) after giving effect to such conversion, the Borrowers shall be in compliance with the minimum borrowing amounts specified in Section 2.2.

            (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the giving (either by the relevant Borrower or by the Parent Guarantor on its behalf) of a Notice of Conversion or Continuation to the Administrative Agent, specifying the length of the next Interest Period to be applicable to such LIBOR Loan, determined in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in Section 1.1; provided, however, that no LIBOR Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrowers that such continuation option is no longer available or (ii) after the date that is one month prior to the Commitment Termination Date; and provided further, that if the relevant Borrower (or the Parent Guarantor on its behalf) shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such LIBOR Loan shall be automatically converted to a Base Rate Loan on the last day of the then expiring Interest Period.

            (c) All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of LIBOR Loans having Interest Periods of the same length ending on the same day shall be equal to or greater than $1,000,000 and shall be a whole multiple of $100,000 and there shall not be more than four
(4) Interest Periods in effect at any one time.

            2.5     Termination or Reduction of Commitments.

            (a) The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent signed by all the Borrowers, to terminate the Aggregate Commitments or, from time to time, to reduce the amount of the unused Aggregate Commitments. Any such partial reduction shall be in an aggregate amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Commitments then in effect. If the Aggregate Exposure on the effective date of any such reduction exceeds the amount of the Aggregate Commitments after giving effect to such reduction, the Borrowers shall prepay the Loans and Cash Collateralize the Letters of Credit on the date on which such reduction becomes effective, by a total amount equal to the amount of such excess. Any such termination of the Aggregate Commitments shall be accompanied by prepayment in full of the Loans and full Cash Collateralization of the Letters of Credit then outstanding.

            (b) Interest accrued on the amount of any partial prepayment pursuant to this Section 2.5 to the date of such partial prepayment shall be paid on the date of such partial prepayment. In the case of the termination of the Aggregate Commitments, interest accrued on the amount of the prepayment relating thereto shall be paid by the Borrowers on the date of such termination. Prepayments made pursuant to this Section 2.5 shall be accompanied by amounts payable pursuant to Section 3.5, if any, that are attributable to such prepayments.

            2.6     Repayment of Loans.

            The Borrowers hereby jointly, severally and unconditionally promise to repay to each Lender in full on the Commitment Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 2.5 or 7.1) the principal amount of all Loans of such Lender that are then outstanding.

            2.7     Evidence of Indebtedness.

            (a) Each Lender shall maintain in accordance with its normal practice an account or accounts setting forth the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The entries made in such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, provided, that the failure of any Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Loans made to any Borrower by such Lender, together with accrued interest thereon, in accordance with the terms of this Agreement.

            (b) The joint and several obligations of the Borrowers to repay the principal amount of each Lender's Loans and to pay interest thereon as provided in this Agreement shall be evidenced by promissory notes substantially in the form of Exhibit A (each, a "Note" and, collectively, the "Notes").

            2.8     Optional and Mandatory Prepayments.

            (a) The Borrowers may at any time prepay the Loans, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on the amount prepaid and any amounts payable pursuant to Section 3.5. Optional partial prepayments shall be in an aggregate principal amount equal to $10,000 or a whole multiple thereof.

            (b) If (i) the Aggregate Exposure exceeds the Borrowing Base then in effect at any time and the Administrative Agent so requests or (ii) the Aggregate Exposure exceeds the Aggregate Commitments at any time, whether or not the Administrative Agent so requests, the Borrowers shall immediately prepay any outstanding Loans and Cash Collateralize any outstanding Letters of Credit, to the extent necessary to eliminate such excess. Any prepayment hereunder shall be accompanied by accrued interest on the amount prepaid and any amounts payable pursuant to Section 3.5.

            (c) On the earlier of (i) ninety (90) days after the death of Mr. Joseph Ende or (ii) the receipt by the Administrative Agent of the proceeds of the Key Man Policy, the Borrowers shall prepay the Loans and Cash Collateralize the Letters of Credit in an aggregate amount equal to the proceeds of the Key Man Policy. If the proceeds of the Key Man Policy actually received by the Administrative Agent exceed the outstanding amount of the Obligations, the Administrative Agent shall, after the payment in full of the Obligations [AND TERMINATION OF THE COMMITMENTS], remit the excess to the Borrowers or as directed by a court of competent jurisdiction.

            (d) Any prepayment under this Section 2.8 shall be applied, first, to outstanding Base Rate Loans and LIBOR Loans with Interest Periods ending on the day of such prepayment, if any, and thereafter to any other LIBOR Loans then outstanding.

            2.9     Interest Rates and Payment Dates.

            (a) Each Base Rate Loan shall bear interest for each day it is outstanding at a rate per annum equal to the Base Rate in effect on such day.

            (b) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate applicable to such Interest Period, plus two and one-quarter percent (2.25%).

            (c) Notwithstanding the foregoing, the unpaid principal amount of each Loan shall bear interest from and after the occurrence of any Event of Default and until such Event of Default is cured or waived, and any interest, fee or other amount payable hereunder or under any other Loan Document that is not paid when due shall bear interest from its due date until it is paid in full, in each case after as well as before judgment, at a rate per annum equal to Post-Default Rate.

            (d) Interest (i) on each Base Rate Loan shall be payable monthly in arrears on the first Business Day of each calendar month, on the Commitment Termination Date, and on any earlier repayment or conversion of such Loan and
(ii) on each LIBOR Loan shall be payable in arrears on the last day of each Interest Period applicable thereto; provided that interest accruing pursuant to paragraph (c) of this Section 2.9 shall be payable from time to time on demand.

            (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the Indebtedness evidenced by this Agreement or any other Loan Document shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

            2.10    The Letters of Credit.

            (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Issuing Bank agrees, at any time and from time to time on or after the Effective Date until the earlier of
(i) the tenth Business Day preceding the Commitment Termination Date and (ii) the termination of the Commitments in accordance with the terms hereof, to issue documentary letters of credit (each, a "Letter of Credit" and collectively the "Letters of Credit") for account of the Borrowers; provided, however, that no Letter of Credit shall be issued if, after giving effect thereto:

            (x) the Aggregate LC Exposure would exceed One Million Dollars ($1,000,000); or

            (y) the Aggregate Exposure would exceed the Aggregate Commitments;
            or

            (z) except as provided in Section 2.14, the Aggregate Exposure would exceed the Borrowing Base then in effect.

Each Letter of Credit (i) shall be in a form satisfactory to the Issuing Bank and (ii) shall permit drawings upon the presentation of such documents as shall be specified by the Borrowers in the LC Application delivered pursuant to paragraph (c) of this Section 2.10.

            (b) Each Letter of Credit shall by its terms expire no later than the earlier to occur of (i) 360 days after the issuance thereof or (ii) the last Business Day prior to the Commitment Termination Date. Any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) of the preceding sentence). Each Letter of Credit shall by its terms provide for payment of drawings in Dollars.

            (c) The Borrowers shall request the issuance of a Letter of Credit by submitting to the Issuing Bank, at its address specified in Schedule II, a properly completed and duly executed counterpart of the Issuing Bank's standard letter of credit application (an "LC Application") no later than 12:00 noon, three (3) Business Days (or such shorter period as shall be acceptable to the Issuing Bank) prior to the proposed issuance of the requested Letter of Credit. Each LC Application shall refer to this Agreement, shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount of such Letter of Credit, (ii) the name and address of the beneficiary of such Letter of Credit, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof), and (v) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (b) of this Section 2.10), and shall be accompanied by such certificates, documents, and other papers and information as the Issuing Bank may reasonably request. The Administrative Agent shall give to each Lender prompt written or telecopy advice of the issuance of any Letter of Credit. The Borrowers hereby agree to observe and perform all of its covenants, duties and obligations under each LC Application.

            (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each

Lender hereby acquires from the Issuing Bank, effective upon the issuance of such Letter of Credit, a participation in such Letter of Credit equal to such Lender's Percentage at the time of any drawing thereunder of the stated amount of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in accordance with paragraph (g) of this Section 2.10, such Lender's Percentage of each LC Disbursement under a Letter of Credit that is not paid or reimbursed by the Borrowers by 10:00 a.m. on the date such LC Disbursement is made by the Issuing Bank; provided, however, that the Lenders shall not be obligated to make any such payment with respect to any payment or disbursement made under any Letter of Credit to the extent resulting from the gross negligence or wilful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction.

            (e) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (d) of this Section 2.10 in respect of Letters of Credit and its obligation to make the payments specified in paragraph
(f) of this Section 2.10 in respect thereof shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article 5; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) any breach of this Agreement or any other Loan Document by any Obligor or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (f) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give written or telecopied notice to the Borrowers and the Administrative Agent of the amount of the drawing and the date on which payment thereon has been or will be made (the "Drawing Date"). If the Issuing Bank shall not have received from the Borrowers the payment required pursuant to paragraph (g) of this Section
2.10 by 10:00 a.m. on the relevant Drawing Date, the Issuing Bank shall so notify the Administrative Agent, which shall in turn promptly notify each Lender, specifying in the notice to each Lender such Lender's Percentage of the amount paid or to be paid by the Issuing Bank under such Letter of Credit. Each Lender shall pay to the Administrative Agent, not later than 12:00 noon on the relevant Drawing Date, such Lender's Percentage of the payment made or to be made by the Issuing Bank under such Letter of Credit, which the Administrative Agent shall promptly pay to the Issuing Bank. The amount paid by each Lender pursuant to the preceding sentence shall be deemed to constitute a Base Rate Loan of such Lender and such payment shall be deemed to have increased the outstanding principal amount of such Lender's Loans and reduced such Lender's L/C Exposure. In the event that any Lender fails to pay its Percentage of such amount when due in accordance with the preceding sentence, such Lender shall pay such amount to the Administrative Agent for the account of the Issuing Bank on demand, together with interest thereon at the rates specified in Section 2.13(c). Promptly upon its receipt from the Borrowers of any payment in respect of a drawing under a Letter of Credit with respect to which the Lenders have reimbursed the Issuing Bank pursuant to this paragraph (f), the Administrative Agent will remit to each Lender such Lender's Percentage of such payment; provided that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any drawing under a Letter of Credit and (ii) amounts representing interest at the rate provided in paragraph (g) of this Section 2.10 on any payment made by the Issuing Bank under a Letter of Credit for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the Issuing Bank.

            (g) If any draft shall be presented to the Issuing Bank under a Letter of Credit, the Borrowers shall pay to the Issuing Bank an amount equal to the amount of such draft before 10:00 a.m. on the date the Issuing Bank proposes to pay such draft. If such payment is not made when due, it shall bear interest at a rate per annum equal to the interest rate applicable to Base Rate Loans from (and including) the date of payment of such draft by the Issuing Bank to (but excluding) the date on which the Borrowers shall have reimbursed the Issuing Bank in full for such payment and shall be payable, together with accrued interest, on demand. Each payment made to the Issuing Bank by the Borrowers pursuant to this paragraph (g) shall be made at the Issuing Bank's address specified in Schedule II (or such other address as the Issuing Bank may specify in writing from time to time) in lawful money of the United States of America and in immediately available funds. The obligation of the Borrowers to pay the amounts referred to above in this paragraph (g) (and the obligations of the Lenders under paragraphs (d) and (f) of this Section 2.10) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or LC Application or of the obligations of the Borrowers under this Agreement or any other Loan Document or any amendment or waiver thereof, or consent to departure therefrom;

            (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any other Person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, the Issuing Bank or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction) or any other Person in connection with this Agreement or any other transaction;

            (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction;

            (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any respect with the terms of such Letter of Credit;

            (v) any exchange or release of any collateral or of any security interest therein, any failure to perfect a security interest in any collateral, or any release of any guarantor;

            (vi) any irregularity in the transactions with respect to which any Letter of Credit is issued, including, without limitation, any fraud by any beneficiary thereunder;

            (vii) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of drafts drawn under any Letter of Credit;

            (viii) failure of drafts to bear reference or adequate reference to any Letter of Credit, or failure of documents to accompany drafts at negotiation, or failure of any Person to surrender or take up any Letter of Credit, or failure of any Person to note the amount of any draft presented under any Letter of Credit or forward documents apart from drafts as may be required by the terms of any Letter of Credit (each of which requirements the Borrowers hereby waive, to the extent permitted under the UCP, even if included in any Letter of Credit);

            (ix) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or in interpretation of technical or other terms; or

            (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

            It is understood that in making any payment under a Letter of Credit
(x) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereof equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed wilful misconduct or gross negligence of the Issuing Bank.

            (h) The Issuing Bank shall examine documents delivered under each Letter of Credit so as to ascertain that said documents on their face appear to comply with the terms of such Letter of Credit, but the Issuing Bank shall have no liability or responsibility (i) for the genuineness or authenticity of any document which appears on such examination to be regular on its face; (ii) for honoring a draft or demand for payment after notification from a Borrower of fraud, forgery or other defect not apparent on the face of the documents; (iii) for the ultimate correctness of the Issuing Bank's decision regarding documentary compliance where its decision is based on its examination of the documents pursuant to its normal examination procedures or in a manner not unreasonable or where the Issuing Bank's decision is based on its exercise of judgment and that judgment is not unreasonable. Each Borrower hereby waives any right it may have to bring any action against the Issuing Bank based on fraud, forgery or other defects (which are not the result of the Issuing Bank's gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction) not apparent on the face of the documents presented under any Letter of Credit. For the purpose of determining whether the Issuing Bank has met its obligations to the Borrower to examine documents delivered under each Letter of Credit, documents which substantially or otherwise reasonably comply with the terms of the relevant Letter of Credit may be accepted, and the tests of literal or strict construction as regards acceptability of documents shall not be applied in any dispute which may develop between the Issuing Bank and any Borrower.

            (i) Each Borrower hereby agrees that: (i) the Issuing Bank may accept or pay, as complying with the terms of a Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by a trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver, successor or other legal representative of the party who is authorized under such Letter of Credit to draw or issue any drafts or other documents; and
(ii) to the extent not inconsistent with the express terms of the relevant Letter of Credit, the Issuing Bank and any of its correspondents may, without limiting any other provisions of this Agreement, accept documents of any character which comply with the provisions, definitions, interpretations and practices contained in The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"), and accept or pay any draft dated on or before the expiration of any time limit expressed in such Letter of Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration date of such Letter of Credit.

            (j) In case of any variation between the documents called for by any Letter of Credit or any Borrower's instructions and documents accepted by the Issuing Bank, the Borrowers shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Issuing Bank relating to such documents, and to have ratified and approved such action as having been taken at the Borrowers' direction, unless reasonably promptly following receipt of such documents or acquisition of knowledge of such variation the Borrowers file an objection with the Issuing Bank in writing.

            2.11 Documentary Collections. The Borrowers have requested that Bank Leumi continue to provide documentary collection services in accordance with past practice, and Bank Leumi hereby agrees to do so, subject to the terms and conditions of this Agreement. Documentary collection services which will be provided by Bank Leumi to the Borrowers from time to time hereunder shall consist of receipt of drafts and shipping documents relating to Inventory purchased by one or more Borrowers, notification to the relevant Borrower of such receipt, and payment of such drafts out of such Borrower's funds following approval by such Borrower of the relevant draft and related shipping documents. Such documentary collection services shall continue to be provided by Bank Leumi in accordance with its internal procedures (which are subject to change at any time without prior notification to any Borrower) but shall in no event require Bank Leumi to make any determinations with respect to any documents presented to it in connection such documentary collections or extend any credit to any Borrower other than pursuant to this Agreement. Bank Leumi, in its capacity as documentary collection agent under this Section 2.11, shall be referred to herein as the "Documentary Collection Agent".

            2.12    Fees.

            (a) The Borrowers hereby jointly and severally agree to pay to each Lender for its own account, on or before the Effective Date, as consideration for such Lender's execution and delivery of this Agreement, closing fees in the amounts separately agreed upon by the Borrowers and such Lender (collectively, the "Closing Fees").

            (b) The Borrowers hereby jointly and severally agree to pay to the Issuing Bank for the ratable account of the Lenders in respect of each Letter of Credit a fee (the "Letter of Credit Fee") equal to one-quarter of one percent (1/4%) of the original stated amount of such Letter of Credit. The Letter of Credit Fee payable with respect to each Letter of Credit shall be paid on the date of issuance of such Letter of Credit.

            (c) The Borrowers hereby jointly and severally agree to pay to the Issuing Bank for its own account, in respect of each Letter of Credit, the customary administration, issuance, amendment, transfer, drawing and negotiation fees and charges (the "Customary Charges") charged by the Issuing Bank from time to time in connection with letters of credit. The Customary Charges shall be paid by the Borrowers promptly upon request therefor by the Issuing Bank.

            (d) The Borrowers hereby jointly and severally agree to pay to the Documentary Collection Agent for its own account, as consideration for the services specified in Section 2.11, a fee (the "Documentary Collection Fee") at the rate specified from time to time on the applicable schedule of fees of the Documentary Collection Agent (which schedule shall be subject to change from time to time at the discretion of the Documentary Collection Agent without prior notice to the Parent Guarantor or any Borrower). The Documentary Collection Fee with respect to any shipment of Inventory shall be paid concurrently with payment of the purchase price for such shipment.

            (e) The Borrowers hereby jointly and severally agree to pay to the Administrative Agent for the ratable account of the Lenders, with respect to each amendment, waiver or other modification to this Agreement or any other Loan Document that is executed by the Lenders at the request of the Parent Guarantor or any of the Borrowers, a fee (the "Modification Fee") of $3,000. The Modification Fee payable with respect to any amendment, waiver or other modification shall be paid prior to the effectiveness of such amendment, waiver or modification and shall constitute a condition precedent thereto.

            (f) The Borrowers hereby jointly and severally agree that if any Overadvance exists hereunder at any time, they shall pay to the Administrative Agent for the ratable account of the Lenders a fee on the Aggregate Exposure (including the amount of any Overadvance) calculated at the rate of one percent (1%) per annum. The Overadvance Fee shall be payable immediately upon demand by the Administrative Agent.

            2.13    Computation of Interest and Fees.

            (a) Interest and Fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the NBC Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall notify the Borrowers and the Lenders as soon as practicable of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

            2.14    Pro Rata Treatment and Payments.

            (a) Each Borrowing, each payment received by the Administrative Agent on account of the Letter of Credit Fees, and any reduction in the Commitments, shall be allocated by the Administrative Agent to the Lenders pro rata according to their respective Percentages. Each payment and prepayment by the Borrowers on account of principal of or interest on the Loans, each continuation of Loans of a particular Type, and each conversion of Loans from one Type to another (other than conversions pursuant to Section 3.2 or 3.3) shall be made pro rata and shall be allocated by the Administrative Agent among the Lenders according to the respective outstanding principal amounts of their Loans. All payments and prepayments to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon (or, in the case of payments under Section 2.10(g), prior to 10:00 a.m.) on the due date thereof to the Administrative Agent, for the account of the Lenders, the Issuing Bank or the Administrative Agent, as appropriate, by a transfer in Dollars and in immediately available funds to the office of the Administrative Agent at 125 West 55th Street, New York, New York 10019, or at such other office of the Administrative Agent or any affiliate thereof as the Administrative Agent may specify from time to time. The Administrative Agent shall distribute any such payments received by it for the account of the Lenders or the Issuing Bank to the

Lenders or the Issuing Bank, as appropriate, promptly upon its receipt thereof in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment due date shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) The Administrative Agent is hereby authorized (but not required) to debit any Borrower's deposit accounts with the Administrative Agent for any amount owing to the Lenders, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Document (including any amount owing in respect of principal, interest or fees). The rights of the Administrative Agent under this Section 2.13(b) are in addition to and not in lieu of the rights of set-off under Section 9.7 and under applicable law.

            (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to any Borrowing Date or any Drawing Date that such Lender will not make its Percentage of the relevant Borrowing or LC Disbursement available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers or the Issuing Bank, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the relevant Borrowing Date or Drawing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the Federal Funds Effective Rate for the first three days following the relevant Borrowing Date or Drawing Date and (ii) the Base Rate thereafter, until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If any Lender's Percentage of any Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the Borrowing Date for such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate or rates per annum applicable to such Borrowing hereunder, on demand, from the Borrowers if and to the extent that the Administrative Agent has made such amount available to the Borrowers (without prejudice to any rights the Borrowers may have against such Lender).

            2.15    Overadvances.

            (a) The Lenders and the Issuing Bank may, from time to time, in their sole and absolute discretion, but shall have no obligation to, make Loans or issue Letters of Credit, or permit Loans or Letters of Credit to remain outstanding, even though such Loans or Letters of Credit cause the Aggregate Exposure to exceed the Borrowing Base then in effect (the amount of such excess herein called an "Overadvance").

            (b) In the event of an Overadvance, the Borrowers shall prepay the Loans and/or Cash Collateralize the Letters of Credit immediately upon demand by the Administrative Agent to the extent necessary to eliminate such Overadvance.

            2.16    Obligations of Lenders.

                    The Lenders' obligations to make Loans and participate in Letters of Credit hereunder shall be several and not joint. No Lender shall be responsible for the obligations of any other Lender and no Lender shall be liable for any failure by any other Lender to perform any of its obligations hereunder or under any other Loan Document. The failure by any Lender to perform any of its obligations hereunder or under any other Loan Document shall not relieve any other Lender from any of its obligations hereunder or under any other Loan Document.

                                    ARTICLE 3
                     YIELD PROTECTION AND ILLEGALITY; TAXES.

            3.1     Inability to Determine Interest Rate.

            If prior to the first day of any Interest Period:

                    (a) the Administrative Agent shall have determined (which
            determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

                    (b) the Administrative Agent shall have received notice from the Majority Lenders that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans during such Interest Period as LIBOR Loans, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, any Affected LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Affected LIBOR Loans shall be made, nor shall the Borrowers have the right to request any Affected LIBOR Loans.

            3.2 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the obligation of such Lender hereunder to make any Affected LIBOR Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make and maintain Affected LIBOR Loans, such Lender shall have no obligation to make or maintain Affected LIBOR Loans, and (c) any Affected LIBOR Loans of such Lender then outstanding shall be converted automatically to LIBOR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of an Affected LIBOR Loan of a Lender occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to the Administrative Agent for the account of such Lender such amounts, if any, as may be required pursuant to Section 3.5.

            3.3     Additional Costs; Capital Adequacy.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Creditor, or compliance by any Creditor with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Creditor becomes a Creditor hereunder):


            (i) shall subject such Creditor to any tax of any kind whatsoever with respect to any Letter of Credit issued or maintained by it, any LIBOR Loan made or maintained by it, or its obligation to issue or participate in Letters of Credit or make LIBOR Loans, or change the basis of taxation of payments to such Creditor in respect thereof (except for Taxes covered by Section 3.4 and changes in taxes measured by or imposed upon the overall net income, or franchise taxes (imposed in lieu of such net income tax), of such Creditor or its applicable lending office, branch, or any affiliate thereof);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any office of such Creditor, which requirement is not otherwise included in the determination of the LIBO Rate hereunder; or

            (iii) shall impose on such Creditor any other condition;

and the result of any of the foregoing is to increase the cost to such Creditor of issuing, maintaining or participating in Letters of Credit or of making or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof or of its Revolving Commitment hereunder, then from time to time, within 2 Business Days after submission by such Creditor to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Creditor (i) any additional amounts necessary to compensate such Creditor for such increased cost or reduced amount receivable attributable to its issuance, maintenance or participation in any Letters of Credit or its making or maintaining any LIBOR Loans, and such additional amount or amounts as will compensate such Creditor for such increased cost or reduced amounts receivable attributable to this Agreement, such Creditor's obligation to issue, maintain or participate in Letters of Credit, such Creditor's Commitment and the credit facilities provided hereunder; provided that, in any such case, if the compensation required to by provided by it hereunder relates to a LIBOR Loan, the Borrowers may elect to convert the Affected LIBOR Loans made by the relevant Lender to it hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrowers shall promptly pay to the Administrative Agent for the account of such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.5. If any Creditor becomes entitled to claim any additional amounts pursuant to this Section 3.3, it shall provide prompt notice thereof to the Borrowers, through the Administrative Agent. Such notice as to any additional amounts payable pursuant to this Section 3.3 submitted by such Creditor, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the other Loan Documents and the payment in full of the Notes and all other amounts payable hereunder.

            (b) If any Creditor shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Creditor or any corporation controlling such Creditor with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Creditor becomes a Creditor hereunder), does or shall have the effect of reducing the rate of return on such Creditor's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Creditor or such corporation could have achieved but for such change or compliance (taking into consideration such Creditor's or such corporation's policies with respect to capital adequacy), then from time to time, within 2 Business Days after submission by such Creditor to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, (i) the Borrowers shall pay to such Creditor such additional amount or amounts as will compensate such Creditor for such reduction attributable to its issuance or maintenance of or participation in the Letters of Credit hereunder, or its making or maintaining of LIBOR Loans hereunder, and (ii) the Borrowers shall pay to such Creditor such additional amount or amounts as will compensate such Creditor or such corporation for such reduction attributable to this Agreement, its obligation to issue or participate in Letters of Credit hereunder, its Commitment hereunder and the credit facilities provided hereunder to the Borrowers.

            (c) If any Creditor requests compensation from the Borrowers pursuant to paragraph (a) or (b) of this Section 3.3, such Creditor will deliver to the Borrowers a certificate setting forth in reasonable detail the basis and amount of such request (with a copy to the Administrative Agent) and such certificate shall be conclusive as to the amount set forth therein, absent manifest error. In determining such amount, such Creditor may make such estimates, assumptions, allocations among its assets and liabilities and the like as it determines in good faith to be appropriate, and the determinations made by such Creditor on the basis thereof shall be final, binding and conclusive upon the Borrowers, except, in the case of such determinations, for manifest errors. The covenants and obligations of the Borrowers set forth in this Section 3.3 shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

            3.4     Taxes.

            (a) Except as provided below in this Section 3.4, all payments made by the Borrowers under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent or any Creditor, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Creditor, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Creditor (excluding a connection arising solely from the Administrative Agent or such Creditor having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Creditor hereunder or under any other Loan Document, the amounts so payable shall be increased to the extent necessary to yield to the Administrative Agent or such Creditor (after payment of all Taxes) interest, fees or any other amounts payable hereunder or under any other Loan Document at the rates or in the amounts specified in this Agreement or such other Loan Document; provided, however, that the Borrowers shall be entitled to deduct and withhold Taxes from amounts payable to any Creditor that is not organized under the laws of the United States of America or a state thereof (and shall not be required to increase amounts payable hereunder to gross up for Taxes) if such Creditor fails to comply with the requirements of paragraph (b) of this Section 3.4. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Creditor, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and each Creditor for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Creditor as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            (b) Each Creditor that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) on or before the date of any payment by the Borrowers
            under this Agreement or any other Loan Document to such Creditor, deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or any successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax; and

                    (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent;


unless in any such case any change in any Requirement of Law has occurred after the date such Creditor becomes a Creditor hereunder which renders all such forms inapplicable or which would prevent such Creditor from duly completing and delivering any such form with respect to it and such Creditor so advises the Borrowers and the Administrative Agent. Each Person that becomes a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            3.5     Indemnity.

            The Borrowers jointly and severally agree to indemnify each Lender against and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of LIBOR Loans, converting any Loans to LIBOR Loans or continuing any LIBOR Loans as such, after the Borrowers has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any payment of a LIBOR Loan after the Borrowers has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by the Borrowers of a payment or prepayment of a LIBOR Loan on a day which is not the last day of an Interest Period with respect thereto. Without limiting the foregoing, such indemnification shall include an amount equal to
(i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the interest rate applicable to such LIBOR Loans, minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interbank eurodollar market. This covenant shall survive the termination of this Agreement and the other Loan Documents, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

            3.6     Creditors' Obligation to Mitigate.

            Each Creditor agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans or the issuing office for the Letters of Credit) to avoid or minimize any illegality pursuant to Section 3.2 or any amounts which might otherwise be payable pursuant to Sections 3.3 or 3.4; provided, however, that such efforts shall not (a) cause the imposition on such Creditor of any additional costs or legal or regulatory burdens deemed by such Creditor to be material, (b) violate any Requirement of Law applicable to such Creditor, or (c) violate such Creditor's internal policies.

            3.7     Borrowers' Obligations Joint and Several.

            The Borrowers' obligations under this Article 3 shall be joint and several and shall survive the repayment of the Loans and the termination of the Commitments.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders to make the Loans, the Issuing Bank to issue the Letters of Credit, and the Administrative Agent to act as Administrative Agent hereunder, the Borrowers and the Parent Guarantor hereby represent and warrant to the Administrative Agent, the Issuing Bank and each Lender that on the Closing Date, on and at all times after the Effective Date, and on the date of any Borrowing or issuance of any Letter of Credit hereunder, as applicable:

            4.1     Organization, Powers, Compliance.

            Each Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary. Each Obligor has full corporate power and authority to own the properties and assets it currently owns and to carry on its business as it is now being conducted. Each Obligor has full corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to be executed and delivered by it hereunder. No Obligor is in violation of any Requirement of Law that is applicable to it or any of its properties.

            4.2     Capital Stock, Subsidiaries, Fiscal Year.


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



            (a) The authorized, issued and outstanding shares of Capital Stock of each Borrower are as set forth in the Disclosure Schedule. All such outstanding shares have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable. To the best knowledge of the Parent Guarantor and the Borrowers, there are no outstanding options or other rights pertaining to the Capital Stock of any Borrower, other than as set forth in the Disclosure Schedule. Neither the Parent Guarantor nor any Borrower has any obligation to repurchase or redeem any shares of its Capital Stock.

            (b) The Disclosure Schedule sets forth the names and jurisdictions of incorporation of, and the ownership interest of the Parent Guarantor and the Borrowers in, all of the Subsidiaries. On the date hereof the Borrowers have no Subsidiaries.

            (c) The fiscal year of the Parent Guarantor and the Borrowers ends on December 31 and their fiscal quarters end on March 31, June 30, September 30 and December 31, respectively.

            4.3     Authorization, Absence of Conflicts.

            The execution, delivery and performance by any Obligor of this Agreement and the other Loan Documents to be executed and delivered by it hereunder, the borrowings and the requests for issuance of letters of credit hereunder, and the creation of security interests in favor of the Administrative Agent, for the benefit of the Creditors, pursuant to the Security Documents (a) have been duly authorized by all requisite corporate action of each Obligor, (b) do not require the consent or approval of any stockholders of any Obligor, and
(c) will not (i) violate any Requirement of Law applicable to any Obligor, (ii) violate or constitute (with due notice or lapse of time or both) a breach of or a default under any Contractual Obligation of any Obligor, (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Obligor (other than Liens in favor of the Administrative Agent pursuant to the Security Documents) or (iv) require any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, or filing or registration by or with any Governmental Authority or any consent or approval of any other Person.

            4.4     Binding Obligations.

            This Agreement is, and, upon the delivery thereof to the Administrative Agent, each other Loan Document executed and delivered by an Obligor will be, legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally at the time in effect and except as specific performance and rights of acceleration may be subject to equitable principles of general applicability.

            4.5     Financial Condition and Statements.

            The consolidated and consolidating balance sheets of the Parent Guarantor as at December 31, 1996, and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Parent Guarantor for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche, and the unaudited consolidated and consolidating balance sheets of the Parent Guarantor as at March 31, 1997, June 30, 1997, July 31, 1997, and August 31, 1997, and the related consolidated and consolidating statements of income and cash flows of the Parent Guarantor for the fiscal periods then ended, heretofore furnished to the Lenders, are complete and correct and fairly present the consolidated and consolidating financial condition of the Parent Guarantor and the Borrowers as at said dates and the consolidated and consolidating results of their operations for the fiscal year and fiscal periods ended on said dates (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. On said dates none of the Parent Guarantor, the Borrowers or their respective Restricted Subsidiaries had any material obligations or liabilities, direct or contingent (including, without limitation, any liabilities for Environmental Costs), liabilities for taxes, forward or long-term commitments or unrealized or anticipated losses from any commitments, except as referred to or reflected or provided for in said balance sheets as at said dates, and except for liabilities set forth on the Disclosure Schedule. Since December 31, 1996
(a) there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Parent Guarantor, the Borrowers and their respective consolidated Restricted Subsidiaries from that set forth in said financial statements as at said date and (b) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, after giving effect to the transactions contemplated hereby, the Parent Guarantor and each Borrower is Solvent.

            4.6     Taxes.

            Each Obligor has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment made against it or any of its assets and all other taxes, fees and other charges imposed on it by any Governmental Authority, except such taxes, if any, as are being Properly Contested. The charges, accruals and reserves on the books of each Obligor in respect of taxes and other governmental charges are, in the opinion of the Parent Guarantor and the Borrowers, adequate. No tax Liens other than Permitted Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges. No Obligor is undergoing any tax audits, other than as specified in the Disclosure Schedule.

            4.7     Title to Properties.

            Each Obligor owns and has good and marketable title or leasehold rights to all of its assets, free and clear of any Liens other than Permitted Liens, and enjoys peaceful and undisturbed possession under all leases necessary in any material respects for the operation of its assets. No mortgage or financing statement or other evidence or notice of a security interest covering all or any part of the assets of any Obligor is on file in any public office, except such as have been filed in connection with Permitted Liens.

            4.8     Proceedings.

            Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding or claim, at law or in equity, by or before any arbitrator, Governmental Authority or other body (including, without limitation, any Environmental Proceeding), now pending or, to the knowledge of the Parent Guarantor or any Borrower, threatened against or affecting any Obligor or any Obligor's properties, rights or assets, which relates to the transactions contemplated hereby or by the other Loan Documents or which, if adversely determined, could have a Material Adverse Effect.

            4.9     Labor Disputes; Collective Bargaining Agreements.



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            Except as set forth in the Disclosure Schedule, as of the date hereof (a) there are no collective bargaining agreements or other labor contracts covering any Obligor; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any Obligor;
(d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting any Obligor or any Obligor's employees; and (e) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the knowledge of the Guarantor or any Borrower, threatened against any Obligor, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

            4.10    Material Agreements and Licenses.

            To the best of their knowledge, the Obligors have all necessary licenses, permits and approvals (including, without limitation, all necessary licenses, permits and authorizations relating to Environmental Laws) to own and operate their respective properties and assets and to carry on their business as currently conducted, except where the failure to have such license, permit or authorization would not have a Material Adverse Effect.

            4.11    Intangible Assets.

            The Obligors possess all necessary patents, know-how, trademarks, service marks, trade names, and copyrights, and rights with respect to each of the foregoing, necessary to carry on their business as currently conducted and the possession and use thereof in its business does not, to the best of the Guarantor's and the Borrowers' knowledge, conflict with the patents, know-how, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, of any other Person, except where such conflict would not have a Material Adverse Effect.

            4.12    Condition of Assets.

            All of the assets and properties of the Obligors which are reasonably necessary for the operation of their respective businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used or for which they are intended.
            4.13    No Defaults, Compliance With Laws.

            No Obligor is in default under any Contractual Obligation, which default would have a Material Adverse Effect. Each Obligor has complied and is in compliance in all respects with all Requirements of Law including, without limitation, all applicable Environmental Laws and securities laws, non-compliance with which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.14    Indebtedness.

            No Obligor has any Indebtedness, except (i) Indebtedness set forth in the Disclosure Schedule and (ii) Indebtedness set forth in the financial statements referred to in Section 4.5.

            4.15    Not an Investment Company or Regulated Company.


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



            (a) Neither the Obligors nor their respective Affiliates are subject to regulation under the Investment Company Act of 1940, as amended, or any statute or regulation which regulates the incurrence by the Borrowers or such Affiliate of indebtedness for borrowed money.

            (b) Neither the Obligors nor their respective Affiliates are subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or under the applicable law of any state relating to public utilities and/or public service corporations.

            4.16    Use of Loan Proceeds and Letters of Credit.

            (a) The Borrowers shall use the proceeds of the Loans solely to repay all outstanding indebtedness under the Existing Credit Agreements and to finance their working capital needs. The Borrowers shall use the Letters of Credit solely to replace any letters of credit issued under the Existing Credit Agreements that are outstanding on the Effective Date and to pay for Inventory purchased by them in the ordinary course of their business. In no event shall the proceeds of any Loan or any Letter of Credit be used for the purpose of financing, directly or indirectly, the cost of any Corporate Acquisition, without the prior written consent of all the Lenders.

            (b) No part of the proceeds of the Loans or the Letters of Credit will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect), or for the payment in full or in part of, or to provide credit support for, Indebtedness which was or is to be incurred for such purpose, or to extend credit or support credit extended to others for such purpose. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock".

            4.17    Ranking of Loans.

            The Obligations rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrowers.

            4.18    Burdensome Provisions.

            No Obligor is a party to or bound by any Requirement of Law or Contractual Obligation, compliance with which could have a Material Adverse Effect.

            4.19    ERISA.

            During the five-year period ending on the Effective Date (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), except as set forth in the Disclosure Schedule or as reflected in the financial statements referred to in Section 4.5, none of the following events or conditions has occurred which, either individually or in the aggregate, has resulted or could reasonably be expected to result in a liability to the Borrowers which could have a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to


                                                        38

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Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi)
Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrowers or any Commonly Controlled Entity; (viii) any liability of the Borrowers or any Commonly Controlled Entity under ERISA if the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan; (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrowers or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Borrowers or any Commonly Controlled Entity could incur any liability in respect of a Former Plan.

            4.20    Environmental Matters.

            Except as set forth in the Disclosure Schedule:

            (a) (i) The facilities and properties owned, leased or operated by any Obligor (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, (ii) there is no violation of any Environmental Law with respect to the Properties or the business operated by any Obligor (the "Business"), and (iii) there are no conditions relating to the Business or Properties that could reasonably be expected to give rise to liability under any applicable Environmental Law, except for any failure so to comply or violation or condition, or any aggregation thereof, that could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (b) To the best of their knowledge after diligent inquiry, the Properties do not contain, and have not previously contained, any Hazardous Substances at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws except insofar as the presence of any Hazardous Substances is not reasonably likely to result in the payment of a Material Environmental Amount.

            (c) No Obligor has received any written or verbal notice of, or inquiry from any Governmental Authority, of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business (including, without limitation, any notice that any of the Properties has been listed on the national priorities list or any similar state list), and neither the Parent Guarantor nor any Borrower has knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

            (d) Hazardous Substances have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of by or on behalf of any Obligor at, on or under any of the Properties or any other location in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent Guarantor or any Borrower, threatened, under any Environmental Law to which any Obligor is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Obligor, the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (f) There has been no release or, to the best knowledge of the Parent Guarantor and the Borrowers after diligent inquiry, threat of release of Hazardous Substances at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Obligor in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

            (g) No Obligor has knowingly assumed any liability of any Person under any Environmental Law.

            (h) Each Obligor is implementing an environmental program reasonably designed to (i) ensure that such Obligor, its operations (including, without limitation, disposal of materials), and any properties owned or leased by such Obligor, remain in compliance with applicable Environmental Laws and (ii) minimize prudently any liabilities or potential liabilities that such Obligor, its operations (including, without limitation, disposal of materials), and any properties owned or leased by such Obligor, may have under applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount.

            4.21    Correct Information.

            The information, schedules, exhibits and reports furnished by the Parent Guarantor or any Borrower to the Administrative Agent in connection with the negotiation and preparation of this Agreement and the other Loan Documents did not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect when furnished to the Administrative Agent. Neither the Parent Guarantor nor any Borrower knows of any fact that has not been disclosed in writing to the Lenders and which materially and adversely affects, or which could reasonably be expected in the future to materially and adversely affect, any Obligor or the ability of any Obligor to perform its obligations hereunder and under any other Loan Documents.


                                    ARTICLE 5
                              CONDITIONS PRECEDENT


            5.1     Conditions Precedent to Initial Credit Event.



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            The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Bank to issue the initial Letter of Credit hereunder, are subject to the following conditions precedent:

            (a) Receipt of Documents. The Administrative Agent shall have received each of the following documents (dated or certified as of the Closing Date unless otherwise provided herein, in form and substance satisfactory to the Administrative Agent, and in number sufficient for distribution to all the Lenders):

                     (i) Credit Agreement. Counterparts of this Agreement, duly executed by each party hereto;

                    (ii) Notes. A Note in favor of each Lender, appropriately
            completed and duly executed by each Borrower;

                    (iii) Security Agreement. A security agreement covering all of the personal property and assets of the Borrowers substantially in the form of Exhibit C, duly executed by the Parent Guarantor and each Borrower (the "Security Agreement");

                    (iv) Pledge. A pledge agreement substantially in the form of
            Exhibit E (the "Pledge Agreement"), pursuant to which the Parent Guarantor shall pledge all of the Capital Stock of the Borrowers owned by it and all cash, securities and other property held from time to time in the Investment Account, and each Borrower shall pledge all of the Capital Stock of its Subsidiaries owned by it, duly executed by the Parent Guarantor and each Borrower, together with (1) all certificates representing Capital Stock of the Borrowers and any other Restricted Subsidiaries of the Parent Guarantor pledged to the Administrative Agent pursuant to the Pledge Agreement, accompanied by undated stock powers executed in blank and
            (2) executed proxies in the form attached to the Pledge Agreement as an exhibit, relating to such Capital Stock.

                    (v) Subsidiary Guarantee. A guarantee substantially in the form of Exhibit F, duly executed by each Restricted Subsidiary (the "Subsidiary Guarantee");

                    (vi) Perfection and Priority of Liens. (1) UCC-1 financing statements duly executed by each Borrower and properly completed for filing in all public offices specified by the Administrative Agent,
            (2) letters in form and substance satisfactory to the Administrative Agent, duly executed by each public warehouse in which each Borrower maintains Inventory, and (3) evidence that no financing statements are currently on record in any public office specified by the Administrative Agent naming any Obligor as debtor, other than financing statements filed in connection with Permitted Liens and financing statements with respect to which the Administrative Agent shall have received UCC-3 termination statements duly executed by the secured party named therein, (4) evidence satisfactory to the Administrative Agent that the Collateral which constitutes intellectual property is owned by the Borrowers and is not subject to any liens, licenses or interests in favor of any Person other than the Administrative Agent, and (5) evidence satisfactory to the Administrative Agent that its liens on the Collateral which constitutes intellectual property have been registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as appropriate;

                    (vii) Insurance. Certificates of insurance satisfactory in form and substance to the Administrative Agent with respect to the insurance required by the provisions of Section 6.6, which shall include loss payable clauses naming the Administrative Agent as loss-payee or additional insured, as appropriate, together with copies of the insurance policies listed in such certificates.

                    (viii) Corporate Authority, Actions and Incumbency.
            Originals or copies of such documents as the Administrative Agent may require (all of which shall be certified by such corporate officers or governmental officials as the Administrative Agent may require) relating to the existence and corporate authority of each Obligor, the taking of all necessary corporate action to authorize the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, and the incumbency and authenticity of the signature of each officer who executes a Loan Document on behalf of any Obligor;

                    (ix) Compliance Certificate. A certificate dated the Closing
            Date, duly executed by Responsible Officers of the Borrowers, to the effect that on and as of such date (1) the Borrowers have complied and are then in compliance with all the terms, covenants and conditions of this Agreement, (2) there exists no Default or Event of Default under this Agreement, and (3) the representations and warranties contained in Article 4 are true with the same effect as though such representations and warranties had been made on such date, which certificate shall set forth in detail reasonably satisfactory to the Administrative Agent the calculations upon which the Borrowers base their determination that they are in compliance with the Financial Covenants on the Effective Date;

                    (x) Opinion of Counsel. The favorable legal opinion of Snow
            Becker Krause P.C., special counsel to the Obligors, as to such matters as the Administrative Agent shall reasonably require;

                    (xi) Financial Statements. Copies, certified to the
            Administrative Agent's satisfaction, of the financial statements specified in Section 4.5;

                     (xii) Solvency Certificate. A solvency certificate
            satisfactory in form and substance to the Administrative Agent, duly executed by Responsible Officers of the Borrowers and the Parent Guarantor;

                    (xiii) Federal Reserve Form U-1. If the Administrative Agent so requires, a completed Federal Reserve Form U-1 duly executed by the Borrowers; and

                    (xiv) Additional Documents. Such other statements, certificates, documents or information as the Administrative Agent or any Lender may reasonably specify.

            (b) Termination of Existing Credit Agreements. The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreements have been terminated and all indebtedness of the Obligors thereunder has been paid in full or will be paid in full concurrently with the making of the initial Loans hereunder.

            (c) Payment of Closing Fees. Each Lender shall have received payment in full of the Closing Fees owing to it.


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



            (d) Field Examination. The Administrative Agent shall have received a written report prepared by the Administrative Agent's auditors, based upon a filed examination conducted by them within 30 days prior to the Closing Date and shall be satisfied with the findings of such report.

            (e) Availability. The Lenders shall be satisfied that the Aggregate Available Commitments exceed $300,000.

            (f) Subordination of Convertible Debt. The Lenders shall be satisfied that the Convertible Debentures and the Convertible Notes are subordinated to the Obligations on terms and conditions acceptable to the Lenders.

            5.2     Conditions Precedent to Each Credit Event.

            The obligation of each Lender to make any Loan hereunder (including its initial Loan, but excluding any Base Rate Loan required to be made by it pursuant to paragraph (g) of Section 2.10), and the obligation of the Issuing Bank to issue or renew any Letter of Credit hereunder (including the initial Letter of Credit), are subject to the following conditions precedent (it being agreed that any certificates or other documents required hereunder shall be dated or certified as of the Borrowing Date for such Loan or Issuance Date for such Letter of Credit unless otherwise provided herein, and shall be in form and substance satisfactory to the Administrative Agent and in number sufficient for distribution to the Issuing Bank and all the Lenders):

            (a) Representations and Warranties. Each of the representations and warranties set forth in Article 4 shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date) and, if the Administrative Agent so requests, the Administrative Agent shall have received a certificate duly executed by Responsible Officers of all the Borrowers to such effect.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date both before and after giving effect to the Loans requested to be made and the Letters of Credit requested to be issued on such date and, if the Administrative Agent so requests, the Administrative Agent shall have received a certificate duly executed by Responsible Officers of all the Borrowers to such effect.

            (c) No Material Adverse Change. No material adverse change shall have occurred in the consolidated financial condition, operations, business or prospects taken as a whole of the Parent Guarantor, the Borrowers and their respective consolidated Restricted Subsidiaries from that set forth in the financial statements referred to in Section 4.5.

            (d) Request of Borrowing or Issuance. The Administrative Agent shall have received an appropriate Notice of Borrowing or LC Application, as the case may be, with respect to the Loans to be made or Letters of Credit to be issued on such date.

            (e) Borrowing Base Certificate. The Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered by the Borrowers pursuant to Section 6.3(e), which certificate shall indicate that the requested Loan or Letter of Credit does not exceed the Aggregate Available Commitments on such date.

            (f) Fees. If the relevant credit event consists of a request for issuance or renewal of a Letter of Credit, the Administrative Agent shall have received payment in full of the Letter of Credit Fee payable pursuant to Section 2.12(b) in connection with such issuance or renewal.

            (g) Additional Matters. The Administrative Agent shall have received such additional instruments, certificates or other documents, and such additional information, as the Administrative Agent may reasonably require.

            Each borrowing of Loans and each issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Parent Guarantor and the Borrowers that as of the date of such borrowing or issuance the conditions contained in this Section 5.2 have been satisfied with respect to such borrowing or issuance.

                                    ARTICLE 6
                                    COVENANTS

            The Borrowers and the Parent Guarantor hereby covenant and agree that so long as any Commitment remains in effect or any Letter of Credit remains outstanding and until the payment in full of the Obligations and the complete performance of all of the Borrowers' and the Parent Guarantor's other obligations hereunder and under the other Loan Documents, unless the Administrative Agent and the Majority Lenders shall otherwise consent in writing:

            6.1     Corporate Existence, Properties.

            Each Obligor shall do or cause to be done all things necessary to:

            (a) preserve and keep in full force and effect its legal existence;

            (b) remain or become a corporation qualified to engage in business in good standing in all jurisdictions in which the character of its properties or the transaction of its business make such qualification necessary, except where failure to so qualify would not have a Material Adverse Effect;

            (c) maintain, preserve and protect all permits, rights and privileges necessary for the proper conduct of its business and all franchises, licenses, patents, trade names, trademarks and copyrights owned by or licensed to it that are necessary or desirable in the normal conduct of its business;

            (d) ensure that all property used or useful in the conduct of its business is maintained and kept in good repair, working order and condition, and from time to time take all reasonable action to make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly and advantageously conducted at all times.

            6.2     Payment of Indebtedness, Taxes.

            Each Obligor shall pay all of its Indebtedness and obligations promptly and in accordance with normal terms and trade practices and shall promptly pay and discharge or cause to be paid or discharged all taxes, assessments or other governmental charges or levies imposed upon it or upon its income and profits or upon its property, real, personal or mixed, or upon any part thereof, before the date on which penalties attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that no Obligor shall be required to pay and discharge any such debt, obligation, tax, assessment, charge, levy or claim so long as it is Properly Contested. For purposes of this Agreement, any debt or obligation of, any tax, assessment, charge, levy or claim against, and any litigation or other legal proceeding involving, any Person shall be deemed to be "Properly Contested" only if (a) it shall be contested diligently and in good faith by appropriate proceedings, (b) such Person shall have assigned on its books adequate reserves with respect to any such debt, obligation, tax, assessment, charge, levy or claim so contested, and (c) no material portion of such Person's assets shall be subject to encumbrance, loss or forfeiture by reason of such contest.

            6.3     Financial Statements, Reports, etc.

            Each Borrower shall furnish to each Lender (in reasonable detail satisfactory to the Lenders):

            (a) as soon as available but in any event no later than 90 days after the close of each fiscal year, the consolidated and consolidating balance sheets of the Parent Guarantor, the Borrowers and any other consolidated Subsidiaries of the Parent Guarantor as of the close of such fiscal year and the related consolidated and consolidating profit and loss statements and statements of cash flows for such fiscal year, such financial statements to be audited by, and accompanied by a report of, a firm of independent certified public accountants of recognized national standing acceptable to the Administrative Agent (the "Accountants") to the effect that such financial statements have been prepared in conformity with GAAP, which audit and accompanying report shall not contain any qualification or exception, together with a certificate of the Accountants (1) stating that, in connection with their audit of the Parent Guarantor, the Borrowers and such other consolidated Subsidiaries they have reviewed the provisions of this Agreement and that nothing has come to their attention in the course of such audit to lead them to believe that any Event of Default hereunder exists or, if such is not the case, specifying such Event of Default and the nature thereof (it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any Event of Default except as it relates to accounting or auditing matters) and (2) setting forth in detail reasonably satisfactory to the Administrative Agent the calculations made to determine compliance with the Financial Covenants and the information required to make such calculations;

            (b) as soon as available but in any event no later than 45 days after the close of each of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheets of the Parent Guarantor, the Borrowers and any other consolidated Subsidiaries of the Parent Guarantor as of the close of such fiscal quarter and the related consolidated and consolidating profit and loss statements and statements of cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, such financial statements to be accompanied by a certificate of Responsible Officers of the Parent Guarantor and the Borrowers, stating that said financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Parent Guarantor, the Borrowers and such other consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such fiscal quarter (except for the absence of footnotes and subject to normal year-end audit adjustments);

            (c) as soon as available but in any event no later than 30 days after the close of each month (other than the last month of any fiscal quarter) the consolidated and consolidating balance sheets of the Parent Guarantor, the Borrowers and any other consolidated Subsidiaries of the Parent Guarantor as of the close of such month and the related consolidated and consolidating profit and loss statements and statements of cash flows for such month and for the period from the beginning of the then current fiscal year to the end of such month, such financial statements to be accompanied by a certificate of Responsible Officers of the Parent Guarantor and the Borrowers, stating that said financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Parent Guarantor, the Borrowers and such consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such month (except for the absence of footnotes and subject to normal year-end audit adjustments);

            (d) together with each set of financial statements delivered to the Lenders pursuant to paragraph (a), (b) or (c) above, a certificate of a Responsible Officer of the Parent Guarantor and each Borrower to the effect that to the best of his knowledge, after due inquiry, no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in detail reasonably satisfactory to the Administrative Agent and describing the actions, if any, that the Borrowers have taken or propose to take with respect thereto), which certificate shall set forth in detail reasonably satisfactory to the Administrative Agent the calculations made to determine compliance with the Financial Covenants and the information required to make such calculations;

            (e) concurrently with each request for a Loan or Letter of Credit, but in any event at least once a week whether or not a request for a Loan or Letter of Credit is made, a borrowing base certificate substantially in the form of Exhibit H duly certified by a Responsible Officer of each Borrower (a "Borrowing Base Certificate"), setting forth the information requested therein
(i) in the case of a Borrowing Base Certificate delivered in connection with a request for a Loan or Letter of Credit, as of the day of such request, and (ii) in the case of a Borrowing Base Certificate that is not being delivered in connection with a request for a Loan or Letter of Credit, as of the last day of the immediately preceding week;

            (f) as soon as available and in any event within 60 days prior to the beginning of each fiscal year, annual projections prepared on a consolidated basis for the Parent Guarantor and the Borrowers by a Responsible Officer of the Parent Guarantor, covering such fiscal year and certified by such officer to have been prepared in good faith and based upon reasonable assumptions;

            (g) as soon as available and in any event within two Business Days after the filing thereof, copies of any reports, statements or other documents filed by the Parent Guarantor with the Securities and Exchange Commission (including, without limitation, all reports filed by the Parent Guarantor on Forms 10-K, 10-Q and 8-K) ;

            (h) as soon as available and in any event within two Business Days after the mailing thereof to shareholders, copies of any written communications sent by the Parent Guarantor to its shareholders generally;

            (i) as soon as available and in any event within two Business Days after receipt thereof from the broker-dealer that maintains such account, copies of all monthly statements relating to the Investment Account;

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            (j) from time to time such other information regarding the business, affairs or financial condition of any Obligor (including, without limitation, any reports or other information required to be filed under ERISA) as the Administrative Agent, the Issuing Bank or any Lender may reasonably request.

            6.4     Notice of Adverse Events and Significant Changes.

            The Borrowers shall furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of:

            (a) the occurrence of any event which constitutes a Default or Event of Default hereunder,

            (b) the commencement of any action or proceeding involving or affecting the Parent Guarantor, any Borrower or any Restricted Subsidiary or any properties or assets of the Parent Guarantor or any Borrower or Restricted Subsidiary an adverse determination of which could reasonably be expected to have a Material Adverse Effect,

            (c) any default or event of default under any material Contractual Obligation of the Parent Guarantor, any Borrower or any Restricted Subsidiary,

            (d) any litigation, investigation or proceeding (including without limitation any investigation under any Environmental Laws or securities laws), which may be commenced at any time against the Parent Guarantor, any Borrower or any Restricted Subsidiary by any Governmental Authority or any other Person, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect,

            (e) the occurrence of any of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan which could reasonably be expected to have a Material Adverse Effect, (ii) a failure on the part of the Parent Guarantor, any Borrower or any Commonly Controlled Entity to make any required contribution to a Single Employer or Multiemployer Plan (other than a failure to make a contribution which (1) together with all other contributions that are then past due does not exceed $100,000 in the aggregate, (2) does not constitute or result in a violation of any provision of ERISA or the Code or any regulation adopted thereunder, (3) does not cause an Underfunding of such Plan and (4) does not result in the imposition of any fees or penalties against any Borrower or any Commonly Controlled Entity, other than the requirement to pay interest accrued on such contribution to the relevant Plan), (iii) the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of, any Multiemployer Plan; (iv) Underfunding with respect to any Single Employer Plan which could result in a material liability to any Borrower; (v) the institution of proceedings or the taking of any other action by the PBGC, the Parent Guarantor, any Borrower, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of, any Single Employer or Multiemployer Plan; or (vi) the occurrence or expected occurrence of any event or condition under which the Parent Guarantor, any Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan which could reasonably be expected to have a Material Adverse Effect,

            (f) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Parent Guarantor, the Borrowers and their Restricted Subsidiaries taken as a whole,

            (g) (i) any release or discharge by the Parent Guarantor, any Borrower or any Subsidiary of any Hazardous Substances required to be reported under Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in material Environmental Costs or could result in the imposition of any lien or other restriction on the title, ownership or transferability of any Property; and (iii) any proposed action to be taken by the Parent Guarantor, any Borrower or any Subsidiary that could subject the Parent Guarantor or any Borrower or Restricted Subsidiary to any material additional or different requirements or liabilities under Environmental Laws,

            (h) the execution by the Parent Guarantor, any Borrower or any Restricted Subsidiary of any new collective bargaining agreement or other labor contract, the recognition of any union or other labor organization as bargaining representative for a bargaining unit of employees of the Parent Guarantor, any Borrower or any Restricted Subsidiary, any pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Parent Guarantor, any Borrower or any Restricted Subsidiary, and any actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the knowledge of the Parent Guarantor or any Borrower, threatened against the Parent Guarantor, any Borrower or any Restricted Subsidiary, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material,

            (i) any change in the fiscal year or any fiscal quarter,

            (j) any change in any Borrower's accounting policies, practices or procedures in effect on the date hereof, and

            6.5     Books and Records; Inspection.

            The Parent Guarantor and each Borrower shall maintain, and shall cause each Restricted Subsidiary to maintain, proper books and records with respect to the operation of its business in accordance with GAAP consistently applied; the Parent Guarantor and each Borrower shall permit, and shall cause each Restricted Subsidiary to permit, authorized representatives of the Administrative Agent to visit and inspect from time to time upon reasonable notice during business hours (or at any time after the occurrence and during the continuance of an Event of Default hereunder) any of the offices, inventory locations and other facilities of the Parent Guarantor, any Borrower or any Restricted Subsidiary, to examine the books and records of the Parent Guarantor, any Borrower or any Restricted Subsidiary and make copies or extracts therefrom, to examine the Inventory of the Parent Guarantor, any Borrower or any Restricted Subsidiary, to conduct field examinations with respect to the assets of the Parent Guarantor, any Borrower or any Restricted Subsidiary, to verify the eligibility of the Inventory and Receivables of any Borrower for inclusion in the Borrowing Base, and to discuss the affairs, inventory and accounts of the Parent Guarantor, any Borrower or any Restricted Subsidiary with its officers and accountants.

            6.6     Insurance.

            The Parent Guarantor and each Borrower shall, and shall cause each Restricted Subsidiary to, (i) keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other hazards insured against by extended coverage in amounts sufficient to prevent it from becoming a co-insurer (other than maintaining reasonable deductibles) and in any event not less than 80% of the full insurable value (replacement value if available) of the property insured, to the extent and in the manner customary for companies in similar business similarly situated, (ii) maintain with financially sound and reputable insurers, insurance against hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar business similarly situated, (iii) file with the Administrative Agent upon its request a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts of insurance, dates of expiration thereof and the properties and risks covered thereby, together with evidence that all premiums with respect thereto have been paid, (iv) deliver to the Administrative Agent such endorsements naming the Administrative Agent as loss-payee and/or the Administrative Agent and the Creditors as additional insureds as the Administrative Agent or any Lender may request from time to time and providing for at least thirty days' prior written notice of cancellation to the Administrative Agent, and (v) maintain the Key Man Policy in full force and effect with an insurance company rated A- or better by Best's Insurance Guide and Key Ratings, and furnish to the Administrative Agent no later than one month prior to each scheduled annual expiration date thereof evidence of the payment of all premiums payable thereon for the succeeding year.

            6.7     Compliance with Laws.

            The Parent Guarantor and each Borrower shall, and shall cause each Subsidiary to, observe and comply in all material respects with all Requirements of Law which now or at any time hereafter may be applicable to the Parent Guarantor, such Borrower or such Subsidiary (including all applicable provisions of ERISA and the Code).

            6.8     Environmental Laws.

            The Parent Guarantor and each Borrower shall, and shall cause each Subsidiary to, (a) comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants of the Properties, if any, with, all applicable Environmental Laws and obtain and comply with and maintain and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required of it under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, and except in each case to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount.

            6.9     Use of Proceeds.

            The Borrowers shall use the Letters of Credit and the proceeds of the Loans solely in accordance with the representations and warranties set forth in Section 4.16.

            6.10    Indebtedness.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness at any time, except:

            (a) Indebtedness owing to the Lenders and the Issuing Bank hereunder and under the other Loan Documents;

            (b) taxes, assessments and governmental charges that are not yet due and payable;

            (c) Indebtedness secured by purchase money liens permitted under
            Section 6.11(f) and obligations under Capital Leases, so long as the total amount of such Indebtedness and obligations does not exceed $300,000 in the aggregate for the Parent Guarantor, the Borrowers and the Restricted Subsidiaries;

            (d) Subordinated Indebtedness;

            (e) Indebtedness specified in the financial statements referred to in Section 4.5 or in the Disclosure Schedule;

            (f) Unsubordinated Convertible Debt not exceeding $550,000 in aggregate principal amount;

            (g) Indebtedness which does not exceed $150,000 in aggregate principal amount at any one time outstanding, resulting from margin loans made by Gilford or its clearing agent; and

            (h) obligations under hedging contracts or interest rate swap, cap or collar agreements or similar arrangements entered into for hedging purposes with any Lender or any other financial institution that is satisfactory to the Majority Lenders.

            6.11    Liens.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, except:

            (a) Liens in favor of the Administrative Agent securing the Obligations;

            (b) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

            (c) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

            (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

            (e) mechanics', workers', carriers', warehousemen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, which are bonded or discharged within 30 days of the date of filing or which are being contested in good faith;

            (f) purchase money liens on fixed assets of any Borrower or Restricted Subsidiary, securing Indebtedness permitted under Section 6.10(c), which liens secure the purchase price of such fixed assets and apply only to the fixed assets so purchased, provided that the principal amount of the indebtedness secured by any such lien shall at no time exceed an amount equal to the


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



            lesser of the cost of the fixed assets so purchased and the fair market value of such fixed assets (as determined in good faith by the board of directors of any Borrower or Restricted Subsidiary) at the time of such acquisition, and that any such Lien shall be created within 12 months after, in the case of property, its acquisition, and in the case of improvements, their completion;

            (g) liens arising out of Capital Leases permitted under Section 6.10(c), so long as such liens attach only to the fixed assets subject to such Capital Leases;

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial and do not interfere with the ordinary conduct of the business of the Parent Guarantor, the Borrowers and the Restricted Subsidiaries;

            (i) the Liens set forth in the Disclosure Schedule, provided that no such Lien is extended to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased; and

            (j) liens on securities in the Investment Account in favor of Gilford, securing Indebtedness permitted under Section 6.10(g).

            6.12    Contingent Liabilities.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon any obligation of any Person, except (a) by the endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (b) guarantees in favor of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents, (c) the guarantees disclosed in the financial statements referred to in Section 4.5, and (d) the guarantees listed in the Disclosure Schedule.

            6.13    Mergers and Consolidations; Corporate Acquisitions.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Subsidiary (irrespective of whether such Subsidiary is a Restricted Subsidiary) to, enter into any merger or consolidation, or make any Corporate Acquisition; provided, however, that (a) the Parent Guarantor and the Borrowers may merge or consolidate with each other or with their respective Restricted Subsidiaries (provided that a Borrower is the surviving entity of any such merger or consolidation) and (b) Restricted Subsidiaries of the Parent Guarantor other than the Borrowers may merge or consolidate with each other. The Lenders understand that the Parent Guarantor and the Borrowers are evaluating a number of Corporate Acquisitions and may request the Lenders' consent to one or more Corporate Acquisitions during the term of this Agreement. The Obligors understand that any such Corporate Acquisition shall be subject to the prior written consent of all the Lenders, which consent may be given or withheld by each Lender in its sole and absolute discretion and, if given, may be subject to additional conditions imposed by such Lender. Nothing herein contained shall be deemed to constitute a consent by any Lender to any Corporate Acquisition.

            6.14    Acquisition and Disposition of Assets.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Subsidiary to, purchase, lease or otherwise acquire any capital assets, or sell, lease, license or otherwise dispose of any of any of their respective assets, except (a) sales of Inventory in the ordinary course of business, (b) dispositions of obsolete equipment, (c) replacements of equipment in the ordinary course of business and not in connection with any liquidation or sale or other disposition of a business unit, provided that the new equipment serves substantially the same function as the equipment being replaced and (d) acquisitions of assets which constitute Capital Expenditures permitted under
Section 6.22.

            6.15     Investments.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make any Investment; provided, however, that:

            (a) the Obligors may purchase obligations issued or guaranteed by the United States of America or any agency thereof or short term repurchase agreements with respect thereto, in each case maturing within 12 months after the date of acquisition thereof;

            (b) the Obligors may purchase short-term certificates of deposit issued by, and deposits in, any Lender or any other commercial bank having a combined capital and surplus of not less than $500,000,000 or the equivalent thereof in another currency, in each case maturing within 12 months after the date of acquisition thereof;

            (c) the Obligors may purchase short-term commercial paper maturing within 12 months after the date of acquisition thereof, which has been given the highest rating by Standard & Poor's Ratings Group, Moody's Investors Service, Inc., or another nationally recognized credit rating agency of similar standing;

            (d) the Obligors may purchase shares of money market mutual funds having net assets of not less than $1,000,000,000, which invest solely in securities referred to in clauses (a), (b) or (c) above;

            (e) the Parent Guarantor may continue to hold the Initial Pledged Securities (as such term is defined in the Pledge Agreement) in the securities account maintained by it with Gilford, Account No. HNU-951791-60 and may trade such securities from time to time and invest the proceeds thereof in other marketable securities; provided, however, that the Parent Guarantor shall in no event (x) make any additional Investments in the Investment Account (other than reinvestments of proceeds of securities held in the Investment Account and traded from time to time) or (y) establish or maintain any other securities account with Gilford or any other entity;

            (f) loans and advances to their respective employees for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $10,000 at any one time outstanding;

            (g) existing Investments in Restricted Subsidiaries listed on the Disclosure Schedule; and

            (h) the Parent Guarantor may use up to $5,000,000 in aggregate net proceeds of New Equity Issuances to make Investments in Unrestricted Subsidiaries, provided that such Unrestricted Subsidiaries use such Investments solely to repay an equivalent amount of Indebtedness.

            6.16    Change in Nature of Business.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

            6.17    Transactions with Affiliates.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (a) make any Investment in any Affiliate that is not an Obligor except as permitted under
Section 6.15(h), (b) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate that is not an Obligor, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate that is not an Obligor, or
(d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate that is not an Obligor (including, without limitation, any Guarantee Obligation or assumption of obligations thereof); provided, however, that: (x) any Affiliate who is a natural person may serve as an employee, officer or director of the Parent Guarantor, a Borrower or a Restricted Subsidiary and receive reasonable compensation for his or her services in such capacity and (y) the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may enter into any transaction with Affiliates that are not Obligors providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory or other assets in the ordinary course of business on terms that are no less favorable to the Parent Guarantor or the relevant Borrower or Restricted Subsidiary than those which might be obtained at the time from Persons that are not Affiliates.

            6.18    Restricted Payments.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment, or set apart any sum for the purpose of making any Restricted Payment; provided, however, that (a) wholly-owned Restricted Subsidiaries of the Borrowers and direct wholly-owned Restricted Subsidiaries of the Parent Guarantor other than the Borrowers may declare and pay dividends and other distributions on their shares of Capital Stock to the Borrowers or the Parent Guarantor, as the case may be,
(b) so long as no Default or Event of Default has occurred and is continuing, the Borrowers may declare and pay dividends or other distributions on their shares of Capital Stock to the Parent Guarantor, and (c) the Parent Guarantor and the Borrowers and other Restricted Subsidiaries may make payments of principal and interest on Subordinated Indebtedness permitted to be made under the subordination provisions relating to such Subordinated Indebtedness. The provisions of this Section 6.18 shall be in addition to, and not in lieu of, any restriction contained in the instrument evidencing, or the instrument of subordination with respect to, any Subordinated Indebtedness.

            6.19    Subsidiaries.

            (a) Neither the Parent Guarantor nor any Borrower shall create or acquire any direct or indirect Subsidiary, unless the Parent Guarantor or such Borrower has (i) given the Administrative Agent and the Lenders not less than 30 days' prior written notice of its intention to create or acquire such Subsidiary and (ii) provided to the Administrative Agent and each Lender such information about such Subsidiary, its financial condition and its contemplated operations as the Administrative Agent or such Lender may reasonably require.

            (b) The Parent Guarantor or the relevant Borrower shall cause each Restricted Subsidiary created or acquired by it from time to time after the Closing Date to execute and deliver to the Administrative Agent promptly and in any event within 2 Business Days after it becomes a Restricted Subsidiary (i) supplements to the Subsidiary Guarantee and the Security Agreement substantially in the form annexed thereto and (ii) such other certificates, opinions, documents and instruments (including UCC financing statements) as may be reasonably requested by the Administrative Agent. The Parent Guarantor or the relevant Borrower pledge all of the shares of Capital Stock of such Restricted Subsidiary to the Administrative Agent for the benefit of the Lenders and the Issuing Bank within such 2 Business Day period and, in connection with such pledge, shall execute and deliver to the Administrative Agent within such period such pledge agreements, stock powers and irrevocable proxies as the Administrative Agent may reasonably require.

            6.20    Leases.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, enter into any operating lease as lessee or guarantee the obligations of any lessee under an operating lease; provided, however, that so long as no Default or Event of Default has occurred and is continuing and entering into such leases would not cause a Default or Event of Default to occur, the Parent Guarantor, the Borrowers and the Restricted Subsidiaries may enter into operating leases (including real estate leases) which provide for total scheduled payments (including base rent, supplemental rent and other amounts, however characterized) not exceeding $500,000 in the aggregate for all such leases in any fiscal year.

            6.21    Financial Covenants.

            (a)     The Parent Guarantor and the Borrowers shall not permit:

            (i) the Consolidated Tangible Net Worth as at the end of any fiscal quarter to be less than the Minimum Capital Requirement;

            (ii) the Consolidated Leverage Ratio as at the end of any fiscal quarter to be more than 2.5 to 1;

            (iii) the Consolidated Interest Coverage Ratio to be (i) less than 0.9 to 1 for any Calculation Period ending on or before September 30, 1997, (ii) less than 1.00 to 1 for any Calculation Period ending after September 30, 1997 but before October 1, 1998, (iii) less than 1.25 to 1 for any Calculation Period ending after September 30, 1998 but before October 1, 1999, or (iv) less than 1.50 to 1 for any Calculation Period ending on or after October 1, 1999; or

            (iv) the Consolidated Fixed Charge Coverage Ratio to be (i) less than 0.9 to 1 for any Calculation Period ending on or before June 30, 1998 or (ii) less than 1 to 1 for any Calculation Period ending after June 30, 1998;

            (b) As used in this Agreement, the following terms have the following meanings:

           "CALCULATION PERIOD": (x) in determining compliance with Financial Covenants for any period ending prior to December 31, 1997, the period of three consecutive fiscal quarters ended on September

30, 1997, taken as a single fiscal period and (y) in determining compliance with Financial Covenants for any period ending on or after December 31, 1997, each period consisting of four consecutive fiscal quarters (irrespective of whether they are part of the same fiscal year), taken as a single fiscal period.

            "CONSOLIDATED EBITDA": with respect to any period, the Consolidated Net Income for such period, plus Consolidated Interest Expense, provisions for income taxes, depreciation and amortization (to the extent that such items were included in the calculation of Consolidated Net Income for such period).

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": with respect to any period, the ratio of (i) Consolidated EBITDA for such period, minus the aggregate amount of Capital Expenditures incurred by the Parent Guarantor or any Restricted Subsidiary (including the Borrowers but excluding any Unrestricted Subsidiaries) during such period, and minus the aggregate amount of income taxes actually paid during such period (to the extent such item was included in the calculation of Consolidated EBITDA for such period), to (ii) the aggregate amount of principal payable during such period (including principal payments due in respect of the Loans and the Letters of Credit) in respect of the Indebtedness of the Parent Guarantor or any Restricted Subsidiary (including the Borrowers but excluding any Unrestricted Subsidiary), whether or not such principal payments are actually made, plus Consolidated Interest Expense for such period.

            "CONSOLIDATED INTEREST COVERAGE RATIO": with respect to any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

            "CONSOLIDATED INTEREST EXPENSE": with respect to any period, the aggregate amount of interest payable by the Parent Guarantor, the Borrowers and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period in respect of their respective Indebtedness (including interest payable hereunder and imputed interest under Capital Leases), whether or not actually paid.

            "CONSOLIDATED LEVERAGE RATIO": with respect to any date, the ratio of (a) total Indebtedness (other than Subordinated Debt) of the Parent Guarantor and its consolidated Restricted Subsidiaries (including the Borrowers but excluding any Unrestricted Subsidiaries) as at such date to (b) the sum of (i) Consolidated Tangible Net Worth as at such date and (ii) consolidated Subordinated Debt of the Parent Guarantor and its consolidated Restricted Subsidiaries (including the Borrowers but excluding any Unrestricted Subsidiaries) as at such date.

            "CONSOLIDATED NET INCOME": with respect to any period, the net income of the Parent Guarantor and its consolidated Restricted Subsidiaries (including the Borrowers but excluding any Unrestricted Subsidiaries) for such period, after provision for taxes and tax credits, determined on a consolidated basis in accordance with GAAP. In no event shall the net income of any Unrestricted Subsidiary be taken into account in calculating Consolidated Net Income hereunder.

            "CONSOLIDATED TANGIBLE NET WORTH": with respect to any date, (a) the total of the amounts that would be shown on the consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries (including the Borrowers but excluding any Unrestricted Subsidiaries) as at such date in accordance with GAAP as the par or stated value of all outstanding shares of Capital Stock, paid-in capital or capital surplus, and retained earnings (excluding, however, the value of any treasury stock and any redeemable preferred stock or similar capital stock), less (b) the sum of (x) any accumulated deficit that would be shown on such balance sheet as at such date in accordance with GAAP, (y) the total amount that would be shown on such balance sheet as at such date in accordance with GAAP as goodwill, trademarks, trade names, patents, copyrights or other intangible assets, (z) the total amount that would be shown on such balance sheet as at such date in accordance with GAAP as Indebtedness from Affiliates. In no event shall the assets or capital of any Unrestricted Subsidiary be taken into account in calculating Consolidated Tangible Net Worth hereunder.

            "MINIMUM CAPITAL REQUIREMENT": with respect to any date as of which compliance with the financial covenant set forth in Section 6.21(a)(i) is to be determined, (a) $6,000,000, plus (b) the Consolidated Net Income, if any, for each fiscal quarter ending on or after the Closing Date and on or before such determination date, minus (c) the aggregate amount of compensation paid by the Parent Guarantor or any Restricted Subsidiary to Mr. Joseph Ende or members of his immediate family (or any trust for their benefit) after the Closing Date but on or before such determination date (to the extent such payment was permitted under Section 6.23(a) and was not taken into account in determining Consolidated Net Income). For purposes of calculating the Minimum Capital Requirement (but not the actual Consolidated Tangible Net Worth), Consolidated Net Income for any fiscal quarter during which the Parent Guarantor and its consolidated Restricted Subsidiaries had a net loss (on a consolidated basis) shall be deemed to be zero
(0).

            6.22    Capital Expenditures.

            The Parent Guarantor and the Borrowers shall not, and shall not permit any Restricted Subsidiary to, make any Capital Expenditures; provided, however, that if immediately prior and after giving effect thereto no Default or Event of Default shall exist, the Borrowers may make Capital Expenditures not exceeding $300,000 in the aggregate in any fiscal year.

            6.23    Compensation and Management Fees.

            (a) The Parent Guarantor and the Borrowers shall not pay, or permit any Restricted Subsidiary to pay, wages, salaries, bonuses, commissions, fees or other compensation, however characterized, or provide benefits or perquisites (other than health, insurance and other benefits that are provided to employees generally) to Mr. Joseph Ende or any members of his immediate family (or any trust for their benefit) in any fiscal year in excess of the sum of (i) $156,000 plus (ii) 20% of the Consolidated Net Income (exclusive of extraordinary income) for such fiscal year.

            (b) The Parent Guarantor and the Borrowers shall not pay, or permit any Restricted Subsidiary to pay, any fees or other compensation to any Person in respect of services rendered by such Person in connection with the management or supervision of the management of any Obligor, except salaries, bonuses and other compensation to employees of the Obligors in respect of such employment (subject to the limitations set forth in paragraph (a) above).

            6.24    Change in Fiscal Year or Fiscal Quarters.

            The Parent Guarantor and the Borrowers shall not change their fiscal year or the date on which any fiscal quarter ends.

            6.25    Maintenance of Account.

            (a) To facilitate the administration of this Agreement, the Parent Guarantor, each Borrower and each Restricted Subsidiary shall establish a non-interest bearing deposit account with NBC on or before


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the Closing Date and shall use and maintain such account as its principal operating account so long as any Commitment is in effect or any Letter of Credit is outstanding and until the payment in full of the Obligations.

            (b) Neither the Parent Guarantor nor any Borrower shall, and they shall not permit any Restricted Subsidiary to, maintain balances in excess of $50,000 in the aggregate for all the Obligors with Ineligible Financial Institutions.

            6.26    Key-Man Policy.

            The Parent Guarantor and the Borrowers shall deliver to the Administrative Agent no later than January 12, 1998, an Assignment of Life Insurance Policy as Collateral (the "Assignment of Key Man Policy"), duly executed by the Obligor that owns such policy and countersigned by an authorized officer of the issuer of such policy, pursuant to which the owner of such policy shall assign to the Administrative Agent for the benefit of the Creditors, as security for the Obligations, a policy of life insurance (the "Key Man Policy") issued by an insurance company acceptable to the Administrative Agent on the life of Mr. Joseph Ende in the amount of $3,000,000, together with a copy of such policy.


                                    ARTICLE 7
                                EVENTS OF DEFAULT

            7.1     Events of Default.

            If one or more of the following events (each, an "Event of Default") shall occur:

            (a) The Borrowers shall default in (i) the punctual payment when due (whether at stated maturity or otherwise) of any principal of any Loan or the punctual reimbursement when due (whether at the due date thereof or otherwise) of any LC Disbursement or (ii) the punctual payment when due of any interest on any Loan or LC Disbursement, any Fees or any other amounts payable by them hereunder, under any Note or under any other Loan Document and, in the case of a default in the payment of any amount specified in this clause (ii), such default shall continue unremedied for more than three (3) Business Days after the due date thereof; or

            (b) Any Obligor shall default in the due observance or performance of any term, covenant or agreement contained in Section 6.4(a) or Sections 6.10 through 6.26 (inclusive); or

            (c) Any Obligor shall default in the due observance or performance of any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be observed or performed and such default shall continue unremedied for a period of 30 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been given to the Parent Guarantor or any Borrower by the Administrative Agent; or

            (d) Any representation or warranty made by any Obligor herein or in any other Loan Document, or any statement or representation made in any certificate, report or opinion delivered by any Obligor or any officer of an Obligor pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made; or



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            (e) The Obligors shall fail to make any payment when due (after giving effect to any applicable grace periods) on any Material Indebtedness; or any Material Indebtedness shall be accelerated or shall be required to be paid prior to the stated maturity thereof or prior to any regularly scheduled dates of payment, or shall be required to be purchased by any Obligor prior to its stated maturity or regularly scheduled date of payment; or any Obligor shall default in the performance of any term contained in, or any event or condition shall exist under, any agreement or instrument pursuant to which it has outstanding any Indebtedness if the effect of such default, event or condition is to cause, or permit holder(s) of such Indebtedness to cause (i) any Material Indebtedness to become due and payable prior to its stated maturity or regularly scheduled dates of payment or (ii) any Obligor to be required to purchase or otherwise acquire any Material Indebtedness. For purposes of this paragraph, the term "MATERIAL INDEBTEDNESS" shall mean outstanding Indebtedness of one or more Obligors aggregating at least $100,000; or

            (f) Any Obligor shall be insolvent or shall generally cease paying, or be unable to pay, its debts as they become due or shall make any admission in writing to the foregoing effect; or a substantial part of the operations or business of any Obligor shall be suspended and such suspension shall, in the opinion of the Majority Lenders, have a material adverse effect on the condition (financial or otherwise) or operations of the Parent Guarantor and the Borrowers taken as a whole or on the ability of the Borrowers to repay the Obligations; or any Obligor shall make an assignment for the benefit of creditors, or shall commence (as debtor) a case under the Bankruptcy Code, or shall commence any proceeding with respect to itself, or a substantial portion of its properties or assets, under any other insolvency, bankruptcy, arrangement, reorganization, liquidation, dissolution or similar law of the United States or any other jurisdiction, or shall apply for a trustee, receiver or custodian (however named) for all or a substantial portion of its properties or assets for the purpose of general administration of such properties or assets for the benefit of creditors or for any other purpose or shall take any action to authorize any of the foregoing actions; or a court or competent jurisdiction in the premises shall enter an order for relief against any Obligor as a debtor in a case or proceeding under the Bankruptcy Code or any similar law of the United States or any other jurisdiction; or any case or proceeding under the Bankruptcy Code or any other insolvency, bankruptcy, reorganization, arrangement, liquidation, dissolution or similar law of the United States or any other jurisdiction shall be commenced against any Obligor and such case or proceeding shall remain undismissed, undischarged or unbonded for 60 days or any Obligor shall consent to or admit in writing the material allegations against it in any such case or proceeding; or any trustee, receiver or similar officer, however named, shall be appointed for all or a substantial part of the property of any Obligor and such Obligor shall consent thereto or such trusteeship or receivership shall continue for a period of 60 days; or

            (g) One or more judgment or judgments for the payment of money the uninsured portion of which exceeds in the aggregate $50,000 shall be rendered against one or more Obligors, and shall not be stayed, released, discharged or fully bonded within 60 days after the issuance thereof; or

            (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Obligor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan


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



shall terminate for purposes of Title IV of ERISA, (v) any Obligor or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the insolvency (within the meaning of Section 4245 of ERISA) or Reorganization of, a Multiemployer Plan,
(vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in such Obligor's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could result in liability which could have a Material Adverse Effect; or

            (i) The Parent Guarantor shall cease to own beneficially, directly or indirectly, with full control thereof and free and clear of any Liens, 100% of the shares of voting Capital Stock of any Borrower; or

            (j) Mr. Joseph Ende shall die or shall cease for any reason to be the chief executive officer of the Parent Guarantor or to perform the duties and functions of chief executive officer of the Parent Guarantor; or

            (k) Any Obligor shall assert, or institute any proceedings seeking to establish, that any provision of any Loan Document is invalid, not binding or unenforceable against it; or

            (l) any Security Document shall cease to be in full force and effect or shall cease to be effective to grant to the Administrative Agent for the benefit of the Issuing Bank and the Lenders a perfected security interest in the collateral described therein, with the priority purported to be created thereby;

then, upon the happening of any of the foregoing Events of Default or at any time thereafter so long as any such Event of Default shall be continuing, the Administrative Agent may, with the consent of the Majority Lenders, and shall, if so instructed by the Majority Lenders, take any one or more of the following actions: (1) terminate the Commitments, whereupon the Commitments shall immediately terminate and/or (2) declare the outstanding principal amount of the Loans and all interest accrued thereon, the reimbursement of the LC Disbursements and all interest accrued thereon, and all fees and other amounts payable hereunder or under any other Loan Document to be immediately due and payable, whereupon said principal, interest, fees and other amounts shall become immediately due and payable and/or (3) require that the Borrowers Cash Collateralize all Letters of Credit then outstanding, whereupon cash collateral in an amount equal to the aggregate stated amount of all Letters of Credit then outstanding shall become immediately due and payable; provided, however, that upon the happening of any event specified in clause (f) above the Commitments shall immediately terminate and the Loans, the LC Disbursements, all accrued interest thereon and all fees and other amounts payable hereunder or under any other Loan Document, shall be immediately due and payable, and the Borrowers shall immediately Cash Collateralize all Letters of Credit then outstanding, all without declaration or other notice to the Borrowers.

            7.2     Waivers.

            The Borrowers hereby waive, to the extent permitted by applicable law, (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or of any other Loan Document), protests, notices of protest, notices of intent to accelerate and notices of dishonor in connection with the Notes and the Loans and (b) any requirement of diligence


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



or promptness on the part of the Administrative Agent in the enforcement of its, the Issuing Bank's or the Lenders' rights under the provisions of this Agreement, the Notes or any other Loan Document.

                                    ARTICLE 8
                            THE ADMINISTRATIVE AGENT,
                        THE DOCUMENTARY COLLECTION AGENT
                              AND THE ISSUING BANK

            8.1     Appointment of Administrative Agent.

            Each Creditor hereby irrevocably designates and appoints NBC as the Administrative Agent of such Creditor under this Agreement and the other Loan Documents, and each Creditor irrevocably authorizes NBC, as the Administrative Agent for such Creditor, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            8.2     Delegation of Duties.

            The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            8.3     Exculpatory Provisions.

            Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except, in the case of any Person, for its own gross negligence or willful misconduct and, in the case of the Administrative Agent, for the gross negligence or willful misconduct of its officers, directors or employees) or (ii) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Parent Guarantor, any Borrower, any other Guarantor, any of their respective Subsidiaries or any officer of any of the foregoing contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Creditor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers, any of their respective Subsidiaries or any Guarantor.

            8.4     Reliance by Administrative Agent.


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



            The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or the Parent Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified as between itself and the Creditors or any of them in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Creditors.

            8.5     Notice of Default.

            The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Creditor or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Creditors.

            8.6     Non-Reliance on Administrative Agent and Other Creditors.

            Each Creditor expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates has made any representations or warranties to it, including any representations or warranties regarding any Obligor, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Obligor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Creditor. Each Creditor represents to the Administrative Agent and the other Creditors that it has, independently and without reliance upon the Administrative Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Agreement and make Loans and issue or participate in Letters of Credit hereunder. Each Creditor also represents that it will, independently and without reliance upon the Administrative Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Creditor with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

            8.7 Indemnification of Administrative Agent, Documentary Collection Agent and Issuing Bank.

            The Lenders agree to indemnify the Administrative Agent, the Documentary Collection Agent and the Issuing Bank (each, a "Designee"), in their respective capacities as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers under Section 9.2 of this Agreement or under any other Loan Document to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section 8.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against such Designee in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Designee under or in connection with any of the foregoing; provided, however, that (a) no Lender shall be liable for the payment to any Designee of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Designee's gross negligence or willful misconduct and (b) no Lender shall be liable for any payment to the Documentary Collection Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from (i) the extension by the Documentary Collection Agent of credit to any Borrower other than as a Lender under this Agreement or
(ii) any payment made by the Documentary Collection Agent against drafts and related shipping documents that have not been approved by the relevant Borrower. The agreements in this Section 8.7 shall survive the payment of the Obligations and the termination of the Commitments and the Letters of Credit.

            8.8     Agents in Their Individual Capacity.

            The Administrative Agent, the other branches of NBC, the Documentary Collection Agent, and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent and the Documentary Collection Agent were not the Administrative Agent and Documentary Collection Agent hereunder and under the other Loan Documents. With respect to its Loans and LC Exposure hereunder and any Notes issued to it, NBC shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lenders" and "Creditors" shall include NBC and any other branches of NBC who may from time to time be Lenders or Issuing Banks hereunder, in their individual capacity.

            8.9 Successor Administrative Agent; Resignation of Documentary Collection Agent.

            (a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority


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Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent that shall be a bank which has an office in New York and has a combined capital and surplus of at least $500,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            (b) The Documentary Collection Agent may resign as Documentary Collection Agent at any time upon 10 days' notice to the Borrowers and the Lenders, irrespective of whether a successor has been appointed.

                                    ARTICLE 9
                                  MISCELLANEOUS

            9.1     Notices.

            All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing (which term shall include telecopied communications) and shall be mailed (by registered or certified mail, postage prepaid), telecopied or delivered to the applicable party at the address or telecopier number specified for such party on Schedule I or, as to any party, to such other address or telecopier number as such party shall specify by a notice in writing to the other parties hereto delivered in accordance with the provisions of this Section 9.1. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (a) if by mail, five Business Days after being deposited in the mails, addressed to the applicable party at its address set forth above, (b) if by hand, when delivered to the applicable party at such address, and (c) if by telecopy, when sent to the applicable party at such telecopier number.

            9.2     Expenses, Indemnity.

            (a) The Borrowers hereby jointly and severally agree to pay, promptly upon demand of the Administrative Agent, whether or not the transactions contemplated hereby are consummated, the following fees, disbursements, costs, expenses, taxes and charges: (i) the reasonable fees and disbursements of counsel for the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, (ii) the reasonable fees and disbursements of counsel for the Administrative Agent in connection with any amendment, supplement or modification of this Agreement or any other Loan Document, and any consent or waiver hereunder or thereunder (or any such instrument which is proposed but not executed and delivered); (iii) all reasonable costs and expenses incurred by the Administrative Agent in connection with due diligence or the syndication of the credit facilities contemplated hereby; (iv) all reasonable expenses incurred by the Administrative Agent in connection with the performance of any inspections, field examinations or audits performed by the Administrative Agent or any of its Administrative Agents or representatives with respect to the Parent Guarantor, any Borrower or any other Obligor, its books and records, or any of its assets


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



(including the inspections, examinations and audits referred to in Section 6.5) and the preparation of reports with respect thereto; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to pay hereunder audit fees in excess of $450 per day, per auditor or in excess of $8,000 per year (plus expenses, in each case); and
(v) all recording and release taxes, all transfer taxes, all documentary, stamp, intangible and similar taxes, all filing and recording fees and taxes, and any other excise or property taxes, charges, or similar taxes imposed by the United States of America, the jurisdiction in which any Lender's applicable lending office is located or any political subdivision of any of the foregoing, at any time payable in respect of this Agreement or any other Loan Document, the incurrence of obligations hereunder and under the other Loan Documents, any payment made hereunder or under any other Loan Document, or any documentary collection services conducted pursuant hereto (collectively, the "Other Taxes"). The Borrowers further hereby jointly and severally agree to pay, promptly upon demand by the Administrative Agent, the Documentary Collection Agent, the Issuing Bank or any Lender, all expenses incurred by the Administrative Agent, the Documentary Collection Agent, the Issuing Bank or any Lender in connection with the enforcement or preservation of any of their respective rights and remedies against any Obligor hereunder or under any other Loan Document, including all costs of collection, all reasonable fees and disbursements of outside counsel, all reasonable allocated costs of in-house counsel, and all out-of-pocket expenses of the Administrative Agent, the Documentary Collection Agent, the Issuing Bank and each Lender.

            (b) The Borrowers hereby jointly and severally agree to indemnify the Administrative Agent, the Documentary Collection Agent, the Issuing Bank, each Lender, each Person, if any, controlling the Administrative Agent, the Documentary Collection Agent, the Issuing Bank or any Lender, and each of their respective directors, officers, employees, attorneys and agents (each of the foregoing herein called an "Indemnitee") against, and to hold each Indemnitee harmless from (i) any losses, liabilities, damages, claims, costs and expenses (collectively, "Losses") suffered or incurred by such Indemnitee arising out of, resulting from or in any manner connected with, the execution, delivery and performance of this Agreement or any other Loan Document, the making or maintenance of any Loans, the issuance or maintenance of or participation in any Letter of Credit, the collection of Inventory pursuant to Section 2.11 or any transaction related to or consummated in connection with this Agreement, the Loans, the Letters of Credit or the collection of Inventory, including any Losses suffered or incurred by such Indemnitee arising out of or related to the violation of, noncompliance with or liability under, any Environmental Laws, any securities laws or any orders, requirements or demands of Governmental Authorities related thereto, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation, under any Environmental Laws, any securities laws or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, other than Losses arising out of or relating to the gross negligence or willful misconduct of such Indemnitee; (ii) any and all Losses (including, without limitation, all reasonable fees and disbursements of counsel with whom any Indemnitee may consult in connection therewith and all expenses of litigation or preparation therefor) that any Indemnitee may incur or which may be asserted against any Indemnitee in connection with any litigation or investigation involving or relating to the Parent Guarantor, any Borrower, any of their respective Subsidiaries, any of their respective officers, directors, employees or agents, or any of their respective assets, other than Losses arising out of the gross negligence or willful misconduct of such Indemnitee; and (iii) the full amount of any Other Taxes paid by the Administrative Agent, the Documentary Collection Agent, the Issuing Bank or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted, which relate to this Agreement or any other Loan Document, the credit facilities provided hereunder or the documentary collection services referred to in Section 2.11.


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            (c) The covenants contained in clauses (a) and (b) of this Section
9.2 shall be in addition to any other obligations or liabilities of the Borrowers to the Administrative Agent, the Documentary Collection Agent, the Issuing Bank and the Lenders hereunder, under any other Loan Document, or at common law or otherwise and shall survive the termination of the Commitments, the expiration of the Letters of Credit and the repayment of the Obligations.

            9.3     Amendments and Waivers.

            Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.3. The Majority Lenders may or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (x) enter with the Obligors or any of them into written amendments, supplements or modifications hereto or to any other Loan Document or (y) waive at any Obligor's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) (i) reduce the outstanding principal amount or extend the scheduled date of maturity of any Loan or of any scheduled installment or mandatory prepayment thereof,
(ii) reduce the stated rate of interest or fees payable hereunder or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Commitment of any Lender, (iv) change the percentage specified in the definition of Majority Lenders or amend, modify or waive any provision of Section 6.13, this Section 9.3 or Section 9.6(b) or (c), (v) consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement or any other Loan Document, to the release or termination of any Guarantee or to the release of all or substantially all of the Collateral, in each case without the prior written consent of all the Lenders, (b) amend, modify or waive any provision of Section 2.10 or otherwise affect the rights or duties of the Issuing Bank without the prior written consent of the Issuing Bank, (c) amend, modify or waive any provision of Article 8 or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent or (d) amend, modify or waive any provision of Section 2.11 or otherwise affect the rights or duties of the Documentary Collection Agent without the prior written consent of the Documentary Collection Agent. Any waiver and any amendment, supplement or modification pursuant to this Section 9.3 shall apply to the Issuing Bank and each of the Lenders and shall be binding upon the Obligors, the Issuing Bank, the Lenders and the Administrative Agent and all future Lenders. Any waiver granted hereunder shall be effective only in the specific instance and for the specific purpose for which given.

            9.4     No Waiver; Cumulative Remedies.

            No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            9.5     Survival of Representations and Warranties.

            All representations and warranties made herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto


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or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and issuance of the Letters of Credit hereunder.

            9.6     Successors and Assigns; Participations and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Parent Guarantor, the Lenders, the Issuing Bank, the Administrative Agent, all future Lenders and their respective successors and permitted assigns, except that neither the Parent Guarantor nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Issuing Bank and each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time, (i) sell to any of its Affiliates, to any other Lender, or to any Affiliate of another Lender or (ii) with the prior written consent of all the other Lenders, sell to any other bank or financial institution (each, a "Participant"), participating interests in the Loans owing to, and the LC Exposure of, such Lender, the Notes held by such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that no such participating interests shall be in an aggregate principal amount of less than $1,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Loans made by it, any Notes issued to it, and any participations in Letters of Credit sold to it, hereunder for all purposes of this Agreement and the other Loan Documents, and the Borrowers, the Issuing Bank, the other Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such participation agreement may provide that without the consent of the Participant such Lender will not agree to any amendment or modification which requires the consent of all the Lenders under Section 9.3. The Borrowers and the Parent Guarantor agree that each Lender shall be entitled to the benefits of Sections 3.3, 3.4 and 3.5 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under Sections 3.3 and 3.4 shall be determined as if such Lender had not granted any such participating interests. The Borrowers and the Parent Guarantor agree that each Participant shall have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7.

            (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time, (i) assign to any of its Affiliates, to any other Lender or to any Affiliate of another Lender or (ii) with the prior written consent of all the other Lenders, assign to any other bank or financial institution (each, an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents, including its Loans, its LC Exposure and its Commitments pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender, the Administrative Agent and the Issuing Bank and


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delivered to the Administrative Agent for its acceptance and recording in the
Register; provided that each such transfer to an Assignee shall be in an aggregate principal amount of $1,000,000 or any larger amount that is a whole multiple of $1,000,000 (or, if less, the full amount of such assigning Lender's Loans). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided, however, that, notwithstanding such assignment, the provisions of Sections 3.3, 3.4, 3.5 and 9.2 shall continue to inure to the benefit of such Lender as to any payments made to, any costs or reductions affecting, and any actions taken or omitted to be taken by, such Lender prior to the effective date of such assignment). Notwithstanding the foregoing, no Assignee which as of the date of any assignment to it pursuant to this Section 9.6(c) would be entitled to receive any greater payment under Section 3.3 or 3.4 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such greater payments unless the Borrowers have consented in writing to the assignment.

            (d) The Administrative Agent shall maintain at its address referred to on Schedule I a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Obligors, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee, the Issuing Bank and the Administrative Agent, together with payment by the assigning Lender to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto (which date shall be no earlier than 5 Business Days after the Administrative Agent's receipt of such Assignment and Acceptance) record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders, the Issuing Bank and the Borrowers. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, and each Borrower, at its own expense, shall execute and deliver to the Administrative Agent, if so requested by the Assignee, one or more new Notes, to the order of such Assignee in an aggregate amount equal to the portion of the assigning Lender's Loans that are being acquired by such Assignee and, if the assigning Lender has retained a portion of its Loans hereunder and requests such Notes, one or more new Notes, to the order of the assigning Lender in an amount equal to the amount of the Loans retained by it. Such new Notes shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrowers marked "canceled".

            (f) Notwithstanding anything to the contrary set forth in this
Section 9.6, no Lender may assign or sell a participating interest in any of its Loans, any of its Notes or any of its obligations under


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this Agreement or any other Loan Document to any Obligor or any Affiliate of an
Obligor without the prior written consent of all the Lenders.

            (g) The Borrowers and the Parent Guarantor authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in such Lender's possession concerning any Obligor which has been delivered to such Lender by or on behalf of such Obligor pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Obligor in connection with such Lender's credit evaluation of such Obligor prior to becoming a party to this Agreement.

            (h) In addition to the assignments and participations permitted under the foregoing provisions of this Section 9.6, any Lender may assign or pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular relating thereto.

            9.7     Adjustments; Set-off.

            (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of any of its Loans, its LC Exposure or interest on any of the foregoing (whether voluntarily or involuntarily, through the exercise of the right of set-off or banker's lien, pursuant to any events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans, its LC Exposure or interest on any of the foregoing, such Benefitted Lender shall purchase for cash from each other Lender a participating interest in such portion of each such other Lender's Loans, LC Exposure and interest thereon, as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, the Issuing Bank and each Lender shall have the right, without prior notice to the Parent Guarantor or any Borrower, any such notice being expressly waived by the Parent Guarantor and each Borrower, to the extent permitted by applicable law, upon the occurrence of an Event of Default to set off and appropriate and apply against any amount then due and payable by the Parent Guarantor or any Borrower to the Issuing Bank or such Lender hereunder or under any other Loan Document, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Issuing Bank or such Lender or any branch or agency thereof to or for the credit or the account of the Parent Guarantor or any Borrower.

            9.8     GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

            9.9     JUDICIAL PROCEEDINGS.



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            (A) THE PARENT GUARANTOR AND EACH BORROWER HEREBY EXPRESSLY SUBMITS
TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT RELATING HERETO OR THERETO, AND, IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING, AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON THE PARENT GUARANTOR OR SUCH BORROWER WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS OF THE PARENT GUARANTOR OR SUCH BORROWER SPECIFIED ON SCHEDULE I (OR AT SUCH OTHER ADDRESS AS THE PARENT GUARANTOR OR SUCH BORROWER SHALL SPECIFY BY A PRIOR NOTICE IN WRITING DELIVERED TO THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH SECTION 9.1), PROVIDED THAT A REASONABLE TIME FOR APPEARANCE IS ALLOWED.

            (B) THE PARENT GUARANTOR AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY SUE THE PARENT GUARANTOR OR ANY BORROWER IN ANY JURISDICTION WHERE THE PARENT GUARANTOR OR SUCH BORROWER, OR ANY ASSETS OF THE PARENT GUARANTOR OR SUCH BORROWER, MAY BE FOUND AND MAY SERVE LEGAL PROCESS UPON THE PARENT GUARANTOR OR ANY BORROWER IN ANY OTHER MANNER PERMITTED BY LAW.

            9.10           WAIVER OF JURY TRIAL.

            THE PARENT GUARANTOR, EACH BORROWER, THE ISSUING BANK, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            9.11    Further Assurances.

            At any time and from time to time, upon the request of the Administrative Agent, the Parent Guarantor and the Borrowers shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments, and shall take or refrain from taking such other action, as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans or the Letters of Credit.

            9.12    Integration Clause.

            This Agreement and the other Loan Documents embody the entire agreement and understanding among the Parent Guarantor, the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders and supersede all prior agreements and understandings, whether written or oral, between the parties hereto relating to the subject matter of this Agreement.

            9.13    Severability.


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            If any part of this Agreement is contrary to, prohibited by, or deemed invalid under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            9.14    Counterparts.

            This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            9.15    Acknowledgments.

            The Parent Guarantor and each Borrower hereby acknowledges that:

            (a) it has been represented and advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor the Issuing Bank nor any Lender has any fiduciary relationship with or duty to the Parent Guarantor or any Borrower arising out of or in connection with this Agreement or any other Loan Document, and the relationship between Administrative Agent, the Issuing Bank and the Lenders, on one hand, and the Parent Guarantor and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Issuing Bank or the Administrative Agent or among the Parent Guarantor and/or any Borrower on the one hand and any of the Lenders, the Issuing Bank or the Administrative Agent on the other.

            9.16    Joint and Several Obligations.

            (a) All obligations of the Borrowers hereunder, under the Note and under the other Loan Documents shall be joint and several, each Borrower being fully liable for all obligations of all of the Borrowers hereunder and thereunder.

            (b) Each of ABS and Quality hereby appoints Sanyo as its Administrative Agent for the purpose of executing and delivering Notices of Borrowing, Notices of Conversion or Continuation, Letter of Credit Applications or any other notice hereunder or under any other Loan Document. Such appointment may not be revoked, and the Administrative Agent and the Creditors may rely, on and take actions hereunder based upon, the continued effectiveness of such appointment, until the Obligations have been indefeasibly paid in full in cash, the Commitments have been terminated and all Letters of Credit have expired. Any Notice of Borrowing, Notice of Conversion or Continuation, LC Application or other notice or request relating to the extension of Loans or the issuance of Letters of Credit hereunder that has been executed by one or more Borrowers or by Sanyo (whether or not such notice states that is being delivered by Sanyo in its capacity as Borrowers' Administrative Agent) shall be deemed delivered by all of the Borrowers jointly and severally, and all Loans and Letters of Credit requested therein shall be deemed to have been requested by all of the Borrowers jointly and severally.


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            (c) Each Borrower acknowledges that the handling of the credit facility contemplated hereby on a joint borrowing basis as set forth in this Agreement is solely an accommodation to the Borrowers and is done at their request and agrees that neither the Administrative Agent nor any Creditor shall have any responsibility to inquire into the use, apportionment, allocation or disposition of any Loan or Letter of Credit or the proceeds thereof. The Borrowers expect to derive substantial benefit, directly and indirectly, from the credit facility contemplated hereby and the credit extended by the Issuing Bank and the Lenders to the Borrowers thereunder.

            (d) Each Borrower (a "Contributing Borrower") agrees (subject to paragraph (e) below) that, in the event a payment shall be made by any other Borrower (the "Claiming Borrower") in respect of the Obligations, or assets of any other Borrower shall be sold pursuant to any Security Document to satisfy a claim of any Creditor, the Contributing Borrower shall indemnify the Claiming Borrower in an amount equal to the amount of such payment, or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Borrower on the date hereof and the denominator shall be the aggregate net worth of all the Borrowers on the date hereof.

            (e) Notwithstanding any provision of this Agreement to the contrary, all rights of the Borrowers under this Section 9.16 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to and shall not be paid until the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower to make the payments required by this Section 9.16 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other Borrower with respect to the Obligations, and each Borrower shall remain liable for the full amount of all the Obligations.

            (f) Anything contained herein to the contrary notwithstanding the obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Borrower's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of (a) intercompany Indebtedness to the Parent Guarantor or any of the Parent Guarantor's Subsidiaries, including the other Borrowers and (b) liabilities of such Borrower that are subordinated in right of payment to the Obligations) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Borrower pursuant to applicable law, the provisions of this Agreement, or any other agreement providing for an equitable allocation among such Borrower and the other Borrowers or any other Affiliates of such Borrower.

            (g) The joint and several obligations of the Borrowers described in this Subsection shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Obligations, this Agreement or any other Loan Document; (ii) any extension, indulgence, increase in the Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Obligations, or any acceptance of security for, or guaranties of, any of the Obligations or loan documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security; (iii) any default by any


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Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Administrative Agent or any Creditor or any other Person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Obligations; (v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower,
(vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower, (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Administrative Agent or any Creditor or any other any Person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Administrative Agent and the Creditors that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to each other Borrower and that it is not relying on the Administrative Agent or any Creditor to provide such information either now or in the future.

                                   ARTICLE 10
                                PARENT GUARANTEE

            10.1 Guarantee.

            The Parent Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance in full of the Obligations. The Parent Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent by it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

            10.2    Agreement to Pay; Subordination.

            In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Creditor has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent Guarantor hereby promises to and will forthwith pay to the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by the Parent Guarantor of any sums to the Administrative Agent as provided above, all rights of the Parent Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, with respect to any indebtedness of the Borrowers now or hereafter held by the Parent Guarantor, after the occurrence and during the continuance of an Event of Default, no payment (whether of principal or interest, and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the


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assets and liabilities of the Borrowers) may be made, directly or indirectly, on such indebtedness until all the Obligations have been indefeasibly paid in full in cash. If any amount shall erroneously be paid to the Parent Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrowers, such amount shall be held in trust for the benefit of the Creditors and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

            10.3    Guarantee of Payment.

            The Parent Guarantor hereby agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Creditor to any Borrower, any other guarantor of the Obligations, any of the security held for payment of the Obligations or any balance of any deposit account or credit on the books of the Administrative Agent or any other Creditor in favor of the Borrowers or any other person.

            10.4    No Discharge or Diminishment of Guarantee.

            The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and to the fullest extent permitted by law, shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Creditor to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Parent Guarantor or that would otherwise operate as a discharge of a guarantor as a matter of law or equity (other than the full, final and indefeasible payment in full in cash of all the Obligations).

            10.5    Defenses of Borrowers Waived.

            To the fullest extent permitted by applicable law, the Parent Guarantor waives any defense based on or arising out of any defense of the Borrowers or the unenforceability of the Obligations or any part thereof from any cause, or the cessation for any cause of the liability of the Borrowers, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Creditors may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrowers or any other guarantor or exercise any other right or remedy available to them against the Borrowers or any other guarantor, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Parent Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Guarantor against the Borrowers or any other guarantor, as the case may be, or any security.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                   Borrowers:

                                   SANYO AUTOMOTIVE PARTS, LTD.



                                   By:_______________________________
                                     Name: Marc J. Ruskin
                                     Title:



                                   ABS BRAKES, INC.



                                    By:_______________________________
                                     Name: Marc J. Ruskin
                                     Title:



                                   QUALITY FIRST BRAKE, INC.




                                   By:_______________________________
                                     Name: Marc J. Ruskin
                                     Title:



                                   Parent Guarantor:

                                   BRAKE HEADQUARTERS U.S.A., INC.



                                   By:_______________________________
                                     Name: Marc J. Ruskin
                                     Title:




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                                   Creditors:

                                   NATIONAL BANK OF CANADA,
                                   NEW YORK BRANCH, as
                                   Administrative Agent, as
                                   Issuing Bank and as a
                                   Lender




                                   By:_______________________________
                                      Name: Teresa Carrasco
                                      Title: Vice President


                                   By:_______________________________
                                      Name: Jerry Salese
                                      Title: Vice President


                                   BANK LEUMI TRUST COMPANY OF NEW YORK,
                                   as Documentary Collection Agent and as
                                   a Lender




                                    By:_______________________________
                                     Name: Rissa Gosset
                                     Title:



                                    By:_______________________________
                                      Name:
                                      Title:




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